                                                                   EXHIBIT 10.17

                         MANAGEMENT SERVICES AGREEMENT

                                BY AND BETWEEN

                      MIDSOUTH PRACTICE MANAGEMENT, INC.,

                                      and

                        BRYANT MEDICAL SERVICES, P. C.

                         Dated as of November 10, 1997
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

                               TABLE OF CONTENTS
PRELIMINARY STATEMENTS.....................................................  6
 ARTICLE 1. INTERPRETATION.................................................  6
     Section 1.1. Definitions..............................................  6
     Section 1.2. Effect of Definitions.................................... 12
     Section 1.3. This Agreement........................................... 12
     Section 1.4. Case and Gender.......................................... 13
 ARTICLE 2. RELATIONSHIP OF THE PARTIES.................................... 13
     Section 2.1.  Independent Relationship................................ 13
     Section 2.2.  Responsibilities of the Parties......................... 13
     Section 2.3.  Practice Matters........................................ 13
     Section 2.4.  Patient Referrals....................................... 13
     Section 2.5.  Professional Judgment................................... 13
ARTICLE 3. ADMINISTRATIVE AND MANAGEMENT SERVICES
           OF  MIDSOUTH.................................................... 14
     Section 3.1.  Management Services and Administration.................. 14
     Section 3.2.  Budgets and Finances.................................... 17
     Section 3.3.  Financial Statements and Audits......................... 17
     Section 3.4.  Inventory and Supplies.................................. 18
     Section 3.5.  Management Team Chief Executive......................... 18
     Section 3.6.  Personnel............................................... 18
     Section 3.7.  Capital Expenditures and Loans.......................... 19
     Section 3.8.  Compliance with Applicable Law.......................... 19
     Section 3.9.  Quality Assurance....................................... 19
     Section 3.10. Ancillary Services...................................... 19
     Section 3.11. New Medical Services and Additional Practice OffIces.... 19
     Section 3.12. Manner of Performance................................... 20
 ARTICLE 4. OBLIGATIONS OF THE PRACTICE.................................... 20
     Section 4.1.  Physicians.............................................. 20
     Section 4.2.  Provision of Medical Services........................... 20
     Section 4.3.  Professional Standards.................................. 20
     Section 4.4.  Billing Information..................................... 21
     Section 4.5.  Medical Practice........................................ 21
     Section 4.6.  Additional Physicians................................... 21
     Section 4.7.  Utilization Review; Quality Assurance................... 21
     Section 4.8.  Non-discrimination; Compliance with Applicable Law...... 21
     Section 4.9.  Non-discriminatory Patient Selection and Service; Non-
                   discriminatory Patient Assignment....................... 21
     Section 4.10. Standards, Accreditation, Surveys and Inspections....... 22
     Section 4.11. Contracts............................................... 22
     Section 4.12. Organization and Area of Care........................... 22
     Section 4.13. Records and Reports..................................... 22
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
    Section 4.14.  The Practice to Provide Necessary Billing Information.....22
    Section 4.15.  Continuing Education..................................... 22
    SECTION 4.16.  Referrals................................................ 22
    Section 4.17.  Provider Numbers......................................... 23
 ARTICLE 5. FACILITIES OF THE PRACTICE...................................... 23
    Section 5.1.   The Practice Facilities.................................. 23
    Section 5.2.   Right to Use Property.................................... 23
 ARTICLE 6. COMPENSATION.................................................... 23
    Section 6.1.   Fees..................................................... 23
    Section 6.2.   Purchase of Accounts Receivable.......................... 24
    Section 6.3.   Early Termination of Physician Shareholder............... 28
 ARTICLE 7. RESTRICTIVE COVENANTS AND ENFORCEMENT........................... 29
    Section 7.1.   Exclusive Arrangement.................................... 30
    Section 7.2.   Restrictive Covenants by the Practice.................... 30
    Section 7.3.   Restrictive Covenants By Current Physician Employees..... 30
    Section 7.4.   Restrictive Covenants By Future Physician Employees...... 31
    Section 7.5.   Physician Employee Liquidated Damages.................... 31
    Section 7.6.   Rights of MidSouth....................................... 31
    Section 7.7.   Excluded Activities...................................... 31
    Section 7.8.   Enforcement.............................................. 32
 ARTICLE 8. DUTIES OF THE MANAGEMENT TEAM................................... 32
    Section 8.1.   Formation and Operation of the Management Team........... 32
    Section 8.2.   Duties and Responsibilities of the Management Team....... 32
 ARTICLE 9. INSURANCE AND INDEMNITY......................................... 34
    Section 9.1.   Insurance to be Maintained by the Practice............... 34
    Section 9.2.   Insurance to be Maintained by MidSouth................... 34
    Section 9.3.   Tail Insurance Coverage.................................. 34
    Section 9.4.   Additional Insured....................................... 35
    Section 9.5.   Indemnification.......................................... 35
 ARTICLE 10. TERM AND TERMINATION........................................... 36
    Section 10.1.  Term of Agreement........................................ 36
    Section 10.2.  Extended Term............................................ 36
    Section 10.3.  Termination by the Practice.............................. 36
    Section 10.4.  Termination by MidSouth.................................. 37
    Section 10.5.  Actions after Termination................................ 37
    Section 10.6.  Closing of Repurchase by the Practice and
                   Effective Date of Termination............................ 38
 ARTICLE 11. INTELLECTUAL PROPERTY AND RECORDS.............................. 39
    Section 11.1.  Proprietary Information.................................. 39
    Section 11.2.  Ownership of MidSouth's Business Records and Systems..... 39
    Section 11.3.  Maintenance and Access of Records........................ 40
    Section 11.4.  Patient Records.......................................... 40
    Section 11.5.  Access to Records........................................ 40
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

ARTICLE 12. REPRESENTATIONS AND WARRANTIES OF THE
            PRACTICE AND PHYSICIAN SHAREHOLDER..................................................... 40
 Section 12.1.  Validity........................................................................... 40
 Section 12.2.  Litigation......................................................................... 41
 Section 12.3.  Permits............................................................................ 41
 Section 12.4.  Authority.......................................................................... 41
 Section 12.5.  Compliance with Applicable Law..................................................... 41
 Section 12.6.  Health Care Compliance............................................................. 42
 Section 12.7.  Fraud and Abuse.................................................................... 42
 Section 12.8.  Practice Compliance................................................................ 42
 Section 12.9.  Rates and Reimbursement Policies................................................... 42
 Section 12.10. Accounts Receivable................................................................ 43
 Section 12.11. Full Disclosure.................................................................... 45
 Section 12.12. Exhibits........................................................................... 45
ARTICLE 13. REPRESENTATIONS AND WARRANTIES OF MIDSOUTH............................................. 45
 Section 13.1.  Organization....................................................................... 45
 Section 13.2.  Authority.......................................................................... 45
 Section 13.3.  Absence of Litigation.............................................................. 46
 Section 13.4.  Transactions with Affiliates....................................................... 46
ARTICLE 14. COVENANTS OF THE PRACTICE AN
            PHYSICIAN SHAREHOLDER.................................................................. 46
 Section 14.1.  Merger, Consolidation and Other Arrangements....................................... 46
 Section 14.2.  Necessary Authorizations/Assignment of
                Licenses and Permits .............................................................. 46
 Section 14.3.  Transaction with Affiliates........................................................ 46
 Section 14.4.  Compliance with All Applicable Law................................................. 46
 Section 14.5.  Third Party Payor Programs......................................................... 47
 Section 14.6.  Change in Business or Credit and Collection Policy................................. 47
 Section 14.7.  Treatment of Accounts Receivable................................................... 47
 Section 14.8.  Security Interest.................................................................. 47
ARTICLE 15. MISCELLANEOUS.......................................................................... 48
 Section 15.1.  Assignment......................................................................... 48
 Section 15.2.  This Agreement..................................................................... 48
 Section 15.3.  No Practice of Medicine............................................................ 48
 Section 15.4.  Non-Waiver......................................................................... 49
 Section 15.5.  Waivers............................................................................ 49
 Section 15.6.  Amendments......................................................................... 49
 Section 15.7.  Severability....................................................................... 49
 Section 15.8.  Successors......................................................................... 49
 Section 15.9.  Third Parties...................................................................... 49
 Section 15.10. Saturdays. Sundays and Holidays.................................................... 50
 Section 15.11. Joint Preparation.................................................................. 50
 Section 15.12. Captions........................................................................... 50
 Section 15.13. Notices............................................................................ 50
 Section 15.14. Counterparts....................................................................... 50
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
 Section 15.15. Further Assurances.................................................................. 51
 Section 15.16. Attorneys' Fee...................................................................... 51
 Section 15.17. Time is of the Essence.............................................................. 51
 Section 15.18. Confidentiality..................................................................... 51
 Section 15.19. Contract Modifications for Prospective Legal
                Events and Cost Reductions.......................................................... 51
 Section 15.20. Remedies Cumulative................................................................. 51
 Section 15.21. No Obligation to Third Parties...................................................... 51
 Section 15.22. Compliance with Federal Applicable Law.............................................. 52
 Section 15.23. Patient Referrals................................................................... 52
 Section 15.24. Independent Contractors............................................................. 52
 Section 15.25. Force Majeure....................................................................... 52
 Section 15.26. Communications...................................................................... 52
 Section 15.27. Governing Applicable Law............................................................ 52
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                         MANAGEMENT SERVICES AGREEMENT

     THIS MANAGEMENT SERVICES AGREEMENT (the "Agreement") dated as of November
__, 1997, by and between MIDSOUTH PRACTICE MANAGEMENT, INC., a Tennessee corporation ("MidSouth"), BRYANT MEDICAL SERVICES, P. C., a Tennessee professional corporation (the "Practice") and James W. Bryant, M. D. ("Physician
Shareholder") for the limited purposes as set forth herein.

                            PRELIMINARY STATEMENTS

     1. The Practice is a family medical practice in the Memphis, Tennessee area which provides professional medical care to the general public through the operation of a family practice clinic.

     2. MidSouth is in the business of owning certain assets of and managing and administering the businesses of medical practices.

     3. The Practice desires for MidSouth to provide management and administrative services for the Practice.

     NOW, THEREFORE, in consideration of the foregoing and the promises contained herein, and ten dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

                          ARTICLE 1. INTERPRETATION.
                                     ---------------

     SECTION 1.1. DEFINITIONS. For the purposes of this Agreement, the following
                  -------------
definitions shall apply:

     1.1.1. "Account Debtor" shall mean an account debtor o-or any other person obligated in respect of an Account Receivable.

     1.1.2. "Accounts" shall mean, with respect to the Practice, all Accounts
Receivable including any and all rights to payment of money or other forms of consideration of any kind (whether classified under the Uniform Commercial
Code as accounts, chattel paper, general intangibles, or otherwise) for goods sold or leased or for services rendered by the Practice, including, but not limited to, accounts receivable, proceeds of any letters of credit naming the Practice as beneficiary, chattel paper, insurance proceeds, contract rights, notes, drafts, instruments, documents, acceptances, and all other debts, obligations and liabilities in whatever form from any other person.

     1.1.3. "Accounts Receivable" shall mean, with respect to the Practice, all Accounts and any and all rights to payment of money or other forms of consideration of any kind now owned or hereafter acquired (whether classified under the Uniform Commercial Code as accounts, chattel paper,

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general intangibles or otherwise) for goods sold or leased or arising out of the delivery of medical, surgical, diagnostic or other professional medical services rendered by the Practice, including, but not limited to, accounts receivable, proceeds of any letters of credit naming the Practice as beneficiary, chattel paper, insurance proceeds, contract rights, notes, drafts, instruments, documents, acceptances and all other debts, obligations and liabilities in whatever form from any other Person; provided that, cash, checks and credit card purchases are not included in the definition of Accounts Receivable.

     1.1.4. "Applicable Law" shall mean all provisions of constitutions, laws, statutes, codes, rules, regulations, ordinances and orders of all Governmental
Authorities and all orders and decrees of all courts, tribunals and arbitrators, and shall include, without limitation, any Health Care Law applicable to a person or an entity or its assets, liabilities or business.

     1.1.5. "CHAMPUS" shall mean the Civilian Health and Medical Program of the Uniformed Services.

     1.1.6. "Collecting Bank" shall mean the main office of Union Planters
National Bank, located at 6200 Poplar Avenue, Memphis, Tennessee, 38119, or any other financial institution agreed to by MidSouth for the collection of Purchased Accounts Receivable.

     1.1.7. "Contract" shall mean any material written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding or undertaking of any kind or character, or other document to which any person is a party or by which any person is bound.

     1.1.8. "Corporation" shall mean collectively Bryant Family Practice
Clinic, P. A. and Bryant Leasing Co., Inc., Tennessee corporations, which formerly owned the assets of and conducted the medical practice now conducted by the Practice.

     1.1.9. "Default" shall mean (i) any breach or violation of or default under this Agreement or any Contract, order, or permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, order or permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any liability under, any Contract, order or permit.

     1.1.10. "Disbursement Account" shall mean the bank account maintained by MidSouth for payment of the Practice Expenses and the Service Fees.

     1.1.11. "Effective Time" shall mean that date, as defined in the Merger
Agreement, when the Merger becomes effective with the Secretary of State of the State of Tennessee.

     1.1.12. "Excluded Activities" shall mean: (i) teaching at any educational institution and attending patients as a part of the Physician Employee's duties

                                       2
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as are normal and customary for such faculty position; provided, however, such services must be incident to the academic/teaching aspects of the institution and not incident to the regular examination of patients for a fee, whether billed in the name of the institution or the name of the Physician Employee;
(ii) authoring text books, research papers, or newspaper articles, or appearing on radio or television shows or any other provision of medical advice via broad mediums; (iii) engaging in research and development the material components of which do not constitute medical practice management, (iv) serving as medical director or administrative employee of any organization offering medical care, but not providing clinical services or which is not in competition with the
Practice; and (v) serving as an expert witness.

     1.1.13. "Excluded Expenses" shall be defined pursuant to Schedule 1.1.13.

     1.1.14. "Excluded Revenue" shall mean revenue earned by the Physician
Employees or the Practice from Excluded Activities.

     1.1.15. "Finance Charge Rate" means a rate of interest equal to the lesser of (i) eighteen percent (18%) per annum or (ii) the maximum rate of interest allowed by Applicable Law in effect at the usage.

     1.1.16. "GAAP" shall mean generally accepted accounting principles as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in any other statements by any other entity or other practices and procedures as may be approved by a significant segment of the accounting profession. For purposes of this Agreement, GAAP shall be applied in a manner consistent with the historical practices used by MidSouth or the Practice, as applicable.

     1.1.17. "Governmental Authority" shall mean any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasigovernmental, judicial, public or statutory instrumentality, authority, board, body, agency, bureau or entity or any arbitrator with authority to bind a party.

     1.1.18. "Governmental Lockbox Account" shall mean the account established at the Collecting Bank by the Practice into which all proceeds of the Practice's
Governmental Receivables are remitted.

     1.1.19. "Governmental Receivables" shall mean the Accounts Receivable of the Practice which (i) arise in the ordinary course of business of the Practice,
(ii) have as their third party payor the United States of America or any state or any agency or instrumentality of the United States of America or any state which makes any payment with respect to Medicare or Medicaid or with respect to any other program (including CHAMPUS) established by Applicable Law, and (iii) are required by federal or state law to be paid to the Practice as a healthcare provider. Governmental Receivables

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shall not, however, refer to amounts payable by private insurers under contract to provide benefits under the Federal Employee Health Benefit Program.

     1.1.20. "Health Care Law" shall mean any Applicable Law regulating the acquisition, construction, operation, maintenance or management of a health care practice, facility, provider or payor, including without limitation, 42 U.S.C.
(S) 1395nn and 42 U.S.C. (S) 1320a-7b.

     1.1.21. "HMO" shall mean health maintenance organization; an entity that combines health care services delivery and financing in one prepaid capitated benefit plan.

     1.1.22. "Lender" shall mean any lender of MidSouth that has a security interest in the Purchased Accounts Receivable from time to time.

     1.1.23."Lockbox Agreements" shall mean that certain lockbox operating procedural agreement for Governmental Receivables to be entered into between the Collecting Bank, Lender and Practice, in a form acceptable to counsel for MidSouth as to Governmental Receivables and that certain lockbox operating procedural agreement for Non-Governmental Receivables to be entered between the Collecting Bank, Lender and MidSouth.

     1.1.24. "Managed Care Payments" shall mean all payments actually recorded whether on a prepayment or accrual basis for (i) capitation payments to the Practice or MidSouth from managed care organizations where payment is made periodically on a per member basis for the partial or total medical care needs of a patient, co-payments and all HMO incentive bonuses, including hospital incentive bonuses, and (ii) fees and revenue recorded by or on behalf of the Practice, whether from the assumption of institutional or professional risk in managed care risk assumption arrangements or otherwise, including bonus, incentive and surplus payments from capitated services.

     1.1.25. "Management Team" shall mean a committee consisting of four (4) members established pursuant to and functioning in accordance with the guidelines set forth in Article 8.

     1.1.26. "Management Team Chief Executive" shall mean the MidSouth employee who shall manage and administer all of the day-to-day business functions of the Practice subject to the terms of this Agreement.

     1.1.27. "Material Adverse Effect" shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business or results of operations of any party and its subsidiaries, taken as a whole, or (ii) the ability of such party to perform its obligations under this Agreement or the transactions contemplated by this Agreement, provided that Material Adverse
Effect shall not be deemed to include the impact of (x) changes in Applicable
Law or interpretations thereof by courts or Governmental Authorities, (y) changes in GAAP, and (z) the Merger and compliance with the provisions of this Agreement on the operating performance of the parties or actions taken pursuant to or required by this Agreement.

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     l.1.28. "Medicaid" shall mean any state program pursuant to which health care providers are paid or reimbursed for care given or goods afforded to indigent persons and administered pursuant to a plan approved by the Health Care
Financing Administration under Title XIX of the Social Security Act.

     1.1.29. "Medicare" shall mean any medical program established under Title
XVIII of the Social Security Act and administered by the Health Care Financing
Administration.

     1.1.30. "Merger" shall mean the merger of the Corporation with and into MidSouth pursuant to the Merger Agreement.

     1.1.31. "Merger Agreement" means that certain Merger Agreement document
dated as of November     , 1997, by and among MidSouth, the Corporation and
                     ----
Physician Shareholder.

     1.1.32. "MidSouth" shall mean MidSouth Practice Management, Inc., a
Tennessee corporation.

     1.1.33. "MidSouth Expenses" shall be as set forth on Schedule 1.1.33.

     1.1.34. "Misdirected Payments" means payments made by an Account Debtor to a location other than as provided in the Notification Letter or that the Practice otherwise receives on Purchased Accounts Receivable under the terms of this Agreement.

     1.1.35. "Monthly Adjustments" shall mean adjustments to the estimated payments that are made pursuant to Section 6.1 or Section 6.2 to reconcile the estimated payments made pursuant to Section 6.1 or Section 6.2 with the actual amounts due under Section 6.1 or 6.2. The Monthly Adjustments shall be made on a monthly basis beginning on the last day of the month immediately following the month for which the initial calculations was made.

     1.1.36. "Necessary Authorizations" shall mean with respect to the Practice, all certificates of need, authorizations, certificates, consents, approvals, permits, licenses, notices, accreditations and exemptions, filings and registrations, and reports required by Applicable Law, which are necessary or reasonably useful to the lawful ownership and operation of the Practice's business.

     1.1.37. "Non-Governmental Lockbox Account" shall mean the account established by MidSouth with the Collecting Bank into which all proceeds from the Purchased Accounts Receivable, under which a third party is the Account
Debtor (other than Governmental Receivables), are remitted.

     1.1.38. "Non-Governmental Receivables" shall mean Accounts Receivable which are not Governmental Receivables.

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     1.1.39."Notification Letter" shall mean a written notification, in a form acceptable to counsel for MidSouth, from the Practice to third party payors informing such third party payors that all proceeds due under the Practice's
Accounts are to be remitted to the Non-Governmental Lockbox Account or the
Governmental Lockbox Account, as the case may be.

     1.1.40. "Physician Employees" shall mean those individuals (A) who are employees or shareholders of the Practice, on a full-time or part-time basis or are otherwise under contract with the Practice to provide professional services to patients of the Practice, (B) whose services are billed or billable by and in the name of the Practice and (C) who are duly licensed as physicians to provide professional medical services in the State.

     1.1.41. "Physician Extender Employees" shall mean (i) nurse anesthetists, physician assistants, nurse practitioners, podiatrists, psychologists, and (ii) any other service provider that generates a professional charge and whose services are billed or billable by and in the name of the Practice and who is duly licensed to provide professional medical services in the State.

     1.1.42. "Physician Shareholder" shall mean that physician who is a shareholder of the Practice.

     1.1.43. "PPO" shall mean preferred provider organization; a joint venture by providers to obtain contracts with payors by agreeing to give the payor a discount in order to participate in the payor's plan.

     1.1.44."Practice" shall mean Bryant Medical Service, P. C., a Tennessee professional corporation.

     1.1.45. "Practice Account" shall mean that bank account maintained by the Practice for payment of Excluded Expenses and receipt and disbursal of the Purchase Price.

     1.1.46. "Practice Expenses" shall be calculated as set forth in Schedule
1.1.46.

     1.1.47. "Practice Facilities" shall mean the properties and facilities owned by the Practice as described in Schedule 1.1.47 and properties and facilities subsequently acquired by the Practice and managed by MidSouth.

     1.1.48. "Practice Net Revenue" shall mean Practice Revenue less Practice
Expenses.

     1.1.49. "Practice Revenue" shall mean all fees or Managed Care Payments actually recorded each month by or on behalf of the Practice as a result of professional medical services personally furnished to patients by Physician
Employees or other professionals under control of the Practice and other fees or income generated in their capacity as professionals, whether rendered in an inpatient or outpatient setting, and any revenue generated from the sale of goods. Practice Revenue shall not include Excluded Revenue. It is the intent of the parties that Practice Revenue shall reflect the net realizable value of fees recorded each month.

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     1.1.50. "Purchase Price" shall mean the face amount of the Accounts
Receivable recorded each month, less any non-allowed contractual adjustments and net of any reserve for uncollectible Accounts Receivable based on the most recently completed six (6) month historical experience of the Practice or the predecessor of the Practice, calculated on a rolling basis as the case may be, as determined by MidSouth. It is the intent of the parties that the Purchase
Price reflect the actual net realizable value of the Purchase Accounts
Receivable.

     1.1.51 . "Purchased Accounts Receivable" shall mean all Accounts
Receivable of the Practice purchased by MidSouth pursuant to this Agreement.

     1.1.52. "Restricted Area" shall mean a thirty (30) mile radius from any Practice Facility.

     1.1.53. "Service Fee" shall mean the monthly fee equal to ten percent (10%) of Practice Net Revenue plus the amount of the Practice Expenses paid by MidSouth; the calculation of the Service Fees shall not include Excluded
Revenue, Excluded Expenses, or MidSouth Expenses.

     1.1.54. "Settlement Date" shall mean the day MidSouth pays for the Purchased Accounts Receivable which shall not be later than the fifteenth (15th) day of each month following the month in which the Account Receivable is created.

     1.1.55. "State" shall mean the State of Tennessee.

     1.1.56. "Technical Employees" shall mean individuals who provide billable services on behalf of the Practice and are employees of the Practice.

     1.1.57."Term" shall mean the period from which this Agreement is commenced to September 30, 2022, unless terminated earlier pursuant to the terms of this Agreement.

     1.1.58. "Third Party Payor Programs" shall mean Medicare, Medicaid,
CHAMPUS, insurance provided by BlueCross and/or Blue Shield, managed care plans, and any other private health care insurance programs and employee assistance programs, as well as; any future similar programs.

     1.1.59. "Yearly Adjustments" shall mean final adjustments based on audited year end financial statements for the Practice which reconcile the estimated payments made pursuant to Section 6.1 and 6.2 with the actual amounts due under
Section 6.1 and 6.2.

     SECTION 1.2. EFFECT OF DEFINITIONS. The definitions set forth in Section
                  ----------------------
1.1 above or referenced herein shall apply equally to the singular, plural, adjectival, adverbial, and other forms of any of the words and phrases defined regardless of whether they are capitalized.

     SECTION 1.3. THIS AGREEMENT. This Agreement consists of the information set
                  ---------------
forth herein, the schedules attached hereto and the certificates, documents and other instruments required to be delivered hereunder and any reference to this
Agreement shall refer to all of the constituents. The date first set forth above shall be deemed to be the date hereof for all purposes.

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

     Section 1.4. Case and Gender. In this Agreement words in the singular
                  ----------------
number include the plural, and words in the plural number include the singular;
and words of the masculine gender include the feminine and the neuter, and when the sense so indicates words of the neuter gender may refer to any gender.

                    ARTICLE 2. RELATIONSHIP OF THE PARTIES.
                               ---------------------------

     SECTION 2.1. INDEPENDENT RELATIONSHIP. The Practice, the Physician
                  -------------------------
Shareholder and MidSouth intend to act and perform as independent contractors, and the provisions hereof are not intended to create any partnership, joint venture, agency or employment relationship between the parties. Notwithstanding the authority granted to MidSouth herein, MidSouth, the Practice, and the
Physician Shareholder agree that the Practice and the Physician Employees shall retain all authority to direct the medical, professional, and ethical aspects of the Practice and the Physician Employees' medical practices. Each party shall be solely responsible and shall comply with all Applicable Law pertaining to employment taxes, income withholding, unemployment compensation contributions and other employment related statutes applicable to that party, including the payment of any applicable payment for employees; it being understood that
MidSouth shall provide services to the Practice to assist the Practice in satisfying its obligations described above.

     SECTION 2.2. RESPONSIBILITIES OF THE PARTIES. As more specifically set
                  --------------------------------
forth herein; MidSouth shall manage Practice's offices and facilities and provide the Practice with offices and facilities, equipment, supplies, certain support personnel, management, financial and advisory services. As more specifically set forth herein, the Practice shall be responsible for the recruitment and hiring of physicians and all issues related to the professional practice of medicine, medical practice patterns and documentation thereof.
Notwithstanding anything herein to the contrary, no "designated health service,"
as defined in 42 U.S.C. (S)1395nn, including any amendment or successor thereto, shall be provided by MidSouth under this Agreement. MidSouth shall neither exercise control over nor interfere with any physician-patient relationship, which shall be maintained strictly between the physicians of the Practice and their patients.

     SECTION 2.3. PRACTICE MATTERS. Matters involving the internal agreements
                  -----------------
and finances of the Practice, including the disposition of professional fee income, tax planning, and investment planning (and expenses relating solely to these internal business matters) shall remain the sole responsibility of the
Practice.

     SECTION 2.4. PATIENT REFERRALS. The parties agree that the benefits to the
                  ------------------
Practice and Physician Shareholder hereunder do not require, are not payment for, and are not in any way contingent upon the admission, referral or any other arrangement for the provision of any item or service offered by MidSouth to any of the Practice's patients.

     SECTION 2.5. PROFESSIONAL JUDGMENT. Each of the parties acknowledges and
                  ---------------------
agrees that the terms and conditions of this Agreement pertain to and control solely the business and financial relationship between and among the parties and do not pertain to and do not control the professional and clinical

                                       8

relationship between and among the Practice, the Physician Employees, the Practice's employees and the Practice's patients. Nothing in this Agreement shall be construed to alter or in any way affect the legal, ethical, and professional relationship between and among the Practice, Physician Employees and the Practice's patients, nor shall anything contained in this Agreement abrogate any right, privilege, or obligation arising out of or applicable to the physician-patient relationship.

ARTICLE 3. ADMINISTRATIVE AND MANAGEMENT SERVICES OF MIDSOUTH.
           --------------------------------------------------

     SECTION 3.1. MANAGEMENT SERVICES AND ADMINISTRATION.
                  ---------------------------------------

     (a) General Authority. The Practice hereby appoints MidSouth and MidSouth
         ------------------
shall serve as the exclusive manager and administrator of all daily business functions of the Practice. The Practice agrees that the purpose and intent of this Agreement is to relieve the Practice and Physician Employees to the maximum extent possible of the administrative, accounting, and other business aspects of their practice, with MidSouth assuming responsibility and being given all necessary authority to perform these functions including, without limitation, the authority to incur obligations in the name of the Practice to be paid by Practice as Practice Expenses in accordance with the policies and procedures adopted by the Management Team. MidSouth shall have the sole authority to perform the administrative, accounting and business aspects of the Practice as set forth herein and pursuant to the policies and procedures adopted by the Management Team. The Practice hereby appoints MidSouth to be its true and lawful attorney-in-fact to incur all expenses and to perform all functions in the name and on behalf of the Practice pursuant to the policies and procedures adopted by the Management Team. MidSouth will have no authority, directly or indirectly, to perform, and will not perform, any medical function. MidSouth may, however, advise the Practice to the relationship between the Practice's performance of medical functions and the overall administrative and business functioning of the Practice. To the extent that a MidSouth employee assists Physician Employees in performing medical functions, such employees shall be subject to the professional direction and supervision of Physician Employees and in the performance of such medical functions shall not be subject to any direction or control by, or liability to, MidSouth, except as may be specifically authorized in writing by MidSouth.

     (b)(1) Billing and Collecting. MidSouth shall, on behalf of the Practice,
            ------------------------
bill patients and Third Party Payor Programs and collect the fees for medical services rendered by the Practice regardless of when or where such services are rendered. All billings for Technical Employees' and Physician Employees' services shall be made in the name of and under the provider number of the Practice. The Practice hereby appoints MidSouth for the term hereof to be its true and lawful attorney-in-fact, for the following purposes: (i) to bill patients in the Practice's name and on its behalf; (ii) to collect Accounts Receivable resulting from billing in the Practice's name and on its behalf;
(iii) to receive payments and prepayments from Third Party Payor Programs; (iv) to take possession of and endorse in the name of the Practice (and/or in the name of an individual physician, the payment intended for purpose of payment of a bill) any notes, checks, money orders, insurance payments and other instruments received in payment of Accounts Receivable; and (v) at the direction of the Management Team to initiate the institution of legal proceedings in the name of the Practice to collect any Accounts Receivable and monies owed to the

Practice, to enforce the rights of the Practice as creditors under any Contract or in connection with the rendering of any service, and to contest adjustments and denials by governmental agencies (or its fiscal intermediaries) as third party payors. All adjustments made for uncollectible accounts, professional courtesies and other activities that do not generate a collectible fee shall be performed in a reasonable and consistent manner approved by the Management Team.

     (b)(2) Bank Accounts. All cash, checks and credit card purchases paid at
            --------------
the time of the delivery of medical services by the Practice shall be remitted to the Practice Account. All payments received by the Practice with respect to the Purchased Accounts Receivable shall be deposited into the respective Governmental Lockbox Account or Non-Governmental Lockbox Account. Proceeds collected in the Governmental Lockbox Account and the Non-Governmental Lockbox Account shall be automatically swept daily into the Disbursement Account. MidSouth will transfer monies from the Disbursement Account (and from other sources, if necessary) to the Practice Account for the payment of the Purchase Price. On the Settlement Date pursuant to Article VI hereof, MidSouth shall transfer monies less the Service Fee from the Disbursement Account to the Practice Account for all cash, checks, and credit card purchases and other payments received (i. e., prepay capitation fees) prior to the time of delivery of medical services. The Practice shall establish and maintain a separate account for the Practice, which is the Practice Account. The Practice Account shall be controlled solely by the Practice. The parties acknowledge and agree that in the event that the mix between Accounts Receivable and non-Accounts Receivable receipts is altered to the point where proceeds from the Accounts Receivable are not sufficient to pay for the Service Fee, the parties will establish mutually agreeable terms to allow MidSouth access to the Practice Account to pay the Service Fee. The Practice shall use the monies in the Practice Account to pay all the Excluded Expenses. MidSouth will transfer monies to the Practice Account to remit, on a monthly basis, the Purchase Price for the Purchased Accounts Receivables. MidSouth will provide to the Practice a full accounting and reconciliation of the Governmental Lockbox Account and the Non-Governmental Lockbox Account on a monthly basis, and, upon the reasonable request of the Practice, MidSouth shall supply to the Practice at all other times, as the Practice shall deem necessary, an accounting and reconciliation of the Governmental Lockbox Account and the Non-Governmental Lockbox Account.

     (c) Files and Records.  MidSouth shall design, supervise and maintain, at
         ------------------
the premises of the Practice, all files and records relating to the operation of the Practice, including, but not limited to, accounting, billing, patient medical records, and collection records. Patient medical records shall remain the property of the Practice and shall be located at the premises of the Practice so the medical records are readily accessible for patient care. The management of all files and records shall comply with the Applicable Law. The Physician Employees shall have the obligation to oversee the preparation and maintenance of patient medical records, and to provide any medical information as shall be necessary and appropriate to the records' clinical function and to sustain and ensure the availability of Third Party Payor Program reimbursement for services rendered. MidSouth shall take all steps reasonably necessary to preserve the confidentiality of patient medical records and other patient identifying information and use information contained in the records only for the limited purpose necessary to perform the services set forth herein.

     (d) Miscellaneous Services. MidSouth shall arrange for necessary clerical,
         ----------------------
accounting, bookkeeping and computer services, printing, postage and copier services, medical transcribing services and any other ordinary, necessary or appropriate service for the operation of the Practice, all of which shall be Practice Expenses.

     (e) Marketing. Subject to approval by the Management Team, MidSouth shall
         ---------
supervise the design and implementation of an appropriate marketing program on behalf of the Practice, with appropriate emphasis on public awareness of the availability of the services of the Practice. The costs of any marketing services shall be a Practice Expense. The marketing program shall be conducted in compliance with Applicable Law, regulations and applicable canons or principles of professional ethics governing the Physician Employees or Physician Extender Employees.

     (f) Tax Returns. MidSouth shall provide the data necessary for the Practice
         -------------
to prepare its annual federal and state income and general excise tax returns and upon the request of the Practice shall arrange for the preparation of all returns. The cost of preparing the data and tax returns shall be a Practice Expense. MidSouth shall have no responsibility for the payment of the income taxes and the Practice's income taxes shall not be a Practice Expense.

     (g) Recruitment of Physicians. Subject to the provisions of Section 4.6,
         ---------------------------
MidSouth shall assist the Practice in recruiting additional physicians, carrying out all administrative functions as may be appropriate, including, but not limited to, advertising for and identifying potential candidates, checking credentials, and arranging interviews; provided, however, the Practice shall interview and make the ultimate decision as to the suitability of any physician to become associated with the Practice. All physicians recruited by MidSouth and accepted by the Practice shall be the sole employees of the Practice, to the extent the physicians are hired as employees. Any expenses incurred in the recruitment of physicians, including, but not limited to, employment agency fees, relocation and interviewing expenses shall be budgeted as a Practice Expense and shall be payable by the Practice.

     (h) Managed Care Contracts. MidSouth shall negotiate and administer all
         -----------------------
managed care Contracts on behalf of the Practice and shall consult with the Practice on all professional or clinical matters relating thereto. The Practice, at its discretion, shall have the right to enter into or reject such contracts negotiated by MidSouth. Such contracts shall be and will remain the property of the Practice.

     (i) Legal and Accounting Services. Subject to the provisions of Sections
         -------------------------------
3.3 and 3.1 (f), MidSouth shall arrange for legal and accounting services related to operations of the Practice, as approved by the Management Team, incurred in the ordinary course of business, including the attorneys' fees and other costs of enforcing any physician employment agreement containing restrictive covenants and attorneys' fees and other costs and expenses of litigation, arbitration or other proceedings for malpractice suits against the Practice and its personnel to the extent the fees, costs and expenses are not covered by insurance, provided the services shall be approved in advance by the Management Team Chief Executive. The legal and accounting services expenses shall be Practice Expenses.

     (j)  Maintenance. MidSouth shall supervise the proper cleanliness of the
          ------------
premises of the Practice Facilities, and maintenance and cleanliness of the equipment, furniture and furnishings located upon the premises of the Practice, which shall be a Practice Expense.

     (k) Licensing. MidSouth shall pay all professional licensure fees and board
         ---------
certification fees of Physician Employees and Physician Extender Employees associated with the Practice, and governmental filings for any and all licenses and certifications for the Practice, all of which shall be a Practice Expense.

     (1) Reports. MidSouth shall supervise the preparation and filing of all
         --------
Medicare cost reports and other governmental reports, which shall be a Practice Expense.

     (m) Insurance. MidSouth shall negotiate for the insurance provided for in
         ----------
Section 9.1. Premiums and deductibles with respect to the insurance policies shall be a Practice Expense.

     SECTION 3.2. BUDGETS AND FINANCES. MidSouth shall prepare annual capital
                  ---------------------
and operating budgets (the "Budgets") reflecting in reasonable detail the anticipated revenue and expenses, and sources and uses of capital for growth in the Practice and medical services rendered at the Practice. Said budgets shall reflect amounts, if any, allocated for capital purchases, improvements, expansion and any new leasing arrangements. Within sixty (60) days of the date of this Agreement, MidSouth shall submit a proposed budget to the Management Team for its approval. In subsequent years, not later than thirty (30) days prior to the end of the fiscal year, MidSouth shall submit a budget for the upcoming fiscal year to the Management Team. In the event that the Management Team does not approve the budget submitted by MidSouth, then the budget for the "unapproved" year shall be the budget for the most recent agreed year adjusted on an item-by-item basis by the all cities consumer price index with the items of the most recent agreed budget as the base year. The budget shall be binding upon MidSouth and the Practice. MidSouth shall consult with the Practice and the Management Team in the preparation of all budgets. MidSouth and the Practice acknowledge and agree that once a budget has been approved, neither MidSouth nor the Practice shall make capital expenditures or incur capital expenses in excess of budgeted amounts without the prior approval of the Management Team. In addition, neither party shall pay operating expenses in excess of the budgeted amounts without the approval of the Management Team.

     SECTION 33. FINANCIAL STATEMENTS AND AUDITS. MidSouth shall prepare annual
                 --------------------------------
financial statements for the operations of the Practice and, in its sole discretion, may cause the financial statements to be audited by a certified public accountant selected by MidSouth. The Practice shall cooperate fully in such audit. The cost of such audit shall be a Practice Expense. If MidSouth elects to have the financial statements audited by a certified public accountant with a big six accounting firm, the resulting audited financial statements shall be binding on the Practice and MidSouth. If MidSouth elects not to have the Practice's financial statements audited by a big six accounting firm, the Practice shall have the option to obtain such an audit, by a certified public accountant with a mutually acceptable accounting firm. MidSouth shall fully cooperate in such audit. The cost of such audit shall be a Practice Expense. In such event, MidSouth and the Practice shall be bound by the resulting audited financial statements. All parties shall be entitled to copies of any information provided to or by the auditors by or to any party. Additionally, MidSouth shall prepare monthly unaudited financial statements containing a balance sheet and statements of income from the Practice operations, which shall be delivered to the Practice within thirty (30) business days after the close of each calendar month.

     SECTION 3.4. INVENTORY AND SUPPLIES. MidSouth shall order and purchase all
                  ---------------------
inventory, supplies, and other ordinary, necessary or appropriate materials reasonably necessary for the operation of the Practice which are requested by the Practice and are within the Budget for the applicable fiscal year. Items ordered hereunder shall be purchased by the Practice, which shall be a Practice Expense. MidSouth shall not purchase inventory, goods or supplies from any affiliate of MidSouth without approval of the Management Team after full disclosure of all terms to the Management Team.

     SECTION 3.5. MANAGEMENT TEAM CHIEF EXECUTIVE. Subject to the provisions of
                  -------------------------------
Section 8.2.10, MidSouth shall hire and appoint the Management Team Chief Executive who shall serve as an employee of MidSouth and who shall manage and administer all of the day-to-day business functions of the Practice. MidSouth shall determine the salary and fringe benefits of the Management Team Chief Executive which shall be a MidSouth Expense. At the direction, supervision and control of MidSouth, the Management Team Chief Executive, subject to the terms of this Agreement, shall implement the policies established by the Management Team and shall generally perform the duties and have the responsibilities of a chief executive officer.

     SECTION 3.6. PERSONNEL.
                  ---------

     3.6.1. Physician Employees and Physician Extender Employees shall be employees of the Practice, and any and all salaries, benefits, (including contributions under any employee benefits plan), severance benefits and other direct or indirect costs of all employees shall be payable by the Practice, which shall be an Excluded Expense. Except that MidSouth shall advance to the Practice the amount necessary to compensate the Physician Extender Employees and the Physician Employees, who are not Physician Shareholder, for the first month of the term of this Agreement in an amount equal to the regular payroll payments made to such Physician Extender Employees and Physician Employees, who are not Physician Shareholder. The sum advanced shall be divided into twelve (12) equal parts and deducted from Purchase Price paid to Practice each month until the advance is repaid. The advance shall not be a Practice Expense.

     3.6.2. Subject to the provisions of Article 2, all other personnel necessary to carry out the duties of MidSouth hereunder or reasonably necessary for the conduct of the Practice shall be employees of MidSouth and shall be under the supervision of the Management Team Chief Executive or his designee. MidSouth shall determine the salaries and fringe benefits of all personnel, within the budget policies and procedures adopted by the Management Team, the cost of which will be payable by the Practice as a Practice Expense. Personnel performing patient care services shall be subject to the professional supervision of the Physician Employees. If the Practice is dissatisfied with the services of any person, the Practice shall consult with MidSouth. MidSouth shall in good faith determine whether the performance of that employee could be brought to acceptable levels through counsel and assistance, or whether the employee should be terminated.

     SECTION 3.7. CAPITAL EXPENDITURES AND LOANS. All capital expenditures shall
                  ------------------------------
be approved by the Management Team. MidSouth shall determine whether approved capital expenditures shall be funded by MidSouth through borrowings, leases, loans, or other financing methods through independent third-party financial institutions, or investments by MidSouth for reinvestment.

     SECTION 3.8. COMPLIANCE WITH APPLICABLE LAW. MidSouth shall comply with all
                  ------------------------------
Applicable Law, including, but not limited to, federal, state and local laws, regulations and restrictions in the conduct of its obligations under this Agreement affecting billing and reimbursement, referrals, patient privacy and confidentiality, management of hazardous materials and infectious waste. MidSouth shall implement procedures designed to detect and deter potential violations of Applicable Law including (i) distributing annually a set of guidelines for Physician Employees and Physician Extender Employees regarding proper compliance with all Applicable Law; (ii) establishing a "Compliance Committee" with representatives from the Management Team and MidSouth; and (iii) engaging qualified professional advisors to review operations and acquisitions by MidSouth or its subsidiaries. MidSouth shall comply with Applicable Law including, without limitation, Health Care Law including, without limitation, federal, state and local laws and regulations affecting billing and reimbursement, referrals, patient privacy and confidentiality, and management of hazardous materials and infections waste. In the event that changes in such laws occur, resulting in a need for modification of the manner in which MidSouth operates, MidSouth shall make such appropriate modifications to maintain compliance with such laws. MidSouth shall discharge its obligations under this Agreement consistent with reasonable industry standards and practices.

     SECTION 3.9. QUALITY ASSURANCE. MidSouth shall assist the Practice in
                  -----------------
fulfilling its obligations to its patients to maintain a professionally recognized quality of medical and professional services.

     SECTION 3.10. ANCILLARY SERVICES. MidSouth shall operate ancillary services
                   --------------------
as approved by the Management Team upon the receipt of an opinion from counsel that the proposed ancillary service does not violate any Applicable Law, including, but not limited to, 42 U.S.C. (S)1395nn ("Stark I and Stark II").

     SECTION 3.11. NEW MEDICAL SERVICES AND ADDITIONAL PRACTICE OFFICES. If the
                   -----------------------------------------------------
Practice desires to have a new ancillary service provided at any of the Practice's offices or desires to establish a new Practice office, a proposal of such ancillary service or the establishment of such new office shall be submitted to the Management Team. Should the Management Team approve the provision of such new ancillary service or the establishment of such new Practice office, MidSouth at its option, shall have the exclusive right to: (i) provide services necessary to support the Practice in the Practice's delivery of such new ancillary services at the Practice office or new Practice office, as applicable, and (ii) invest and have ownership in any new ancillary services for which facility fees may be generated; provided, however, if the type of service is an ancillary service that would be improper under any Applicable Law for MidSouth to offer to the Practice's patients, then MidSouth shall not have the option to provide such service. Should MidSouth decline to provide the necessary support service or ownership for the new ancillary service or new Practice office, the Practice shall be entitled to perform such service at the Practice's own expense and the revenue therefrom shall not be Practice Revenue under this Agreement.

     SECTION 3.12. MANNER OF PERFORMANCE. MidSouth shall provide (or cause to be
                   ---------------------
provided) to the Practice the services set forth above. MidSouth shall efficiently manage the Practice and perform its duties hereunder in the manner as it deems appropriate, exercising reasonable judgment, to meet the daily requirements of the operations of the Practice in accordance with the provisions of this Agreement and the general standards approved by the Management Team. The Practice shall not act in a manner which would prevent MidSouth from efficiently managing the Practice.

                    ARTICLE 4. OBLIGATIONS OF THE PRACTICE.
                               ---------------------------

     In providing its professional services to patients, the Practice shall have the following obligations:

     SECTION 4.1. PHYSICIANS. The Practice shall notify MidSouth, upon execution
                  ----------
of this Agreement, of the identities of the Physician Employees and their respective areas of practice. A list of the Physician Employees and their areas of practice is attached hereto as Schedule 4.1. The Practice shall enter into physician employment agreements with all Physician Employees. Any new employment agreements shall be reviewed prior to execution, and MidSouth shall promptly be provided with copies of the executed employment agreements and any revisions or amendments thereto. All Physician Employees shall be licensed in all states in which the Physician Employee practices.

     SECTION 4.2. PROVISION OF MEDICAL SERVICES. The Practice shall perform, or
                  -----------------------------
subcontract to perform as necessary, all medically necessary services for patients, including managed care patients, in accordance with the terms of managed care agreements and subject to the utilization review protocols. All subcontracts shall be reviewed by MidSouth prior to their execution.

     SECTION 4.3. PROFESSIONAL STANDARDS. The Practice and its Physician
                  -----------------------
Employees shall provide the professional services to patients described in
Section 4.2. above in compliance at all times with ethical standards, Applicable Law and regulations relating to the Practice's professional practice. The Practice shall also make all reports and inquiries to any national practitioners data bank and/or any state data bank required by Applicable Law. The Practice shall use its best efforts to determine that each Physician Employee and Technical Employee associated with the Practice, who provides medical care to patients of the Practice, is licensed by the state or states in which he or she renders professional services. If any disciplinary or medical malpractice action is initiated against any such individual, the Practice shall immediately provide MidSouth with copies of any third-party documents served on the Practice or letters delivered to the Practice (not otherwise privileged). The information shall be deemed confidential information and shall, notwithstanding disclosure, remain subject to all privileges and immunities provided by Applicable Law. MidSouth shall take all steps reasonably necessary to assure that their privileges and immunities remain intact. Pursuant to Section 4.9, the Practice shall carry out a program to monitor the quality of medical care provided by the Practice.

     SECTION 4.4. BILLING INFORMATION. The Practice shall promptly provide
                  -------------------
MidSouth with all billing information requested by MidSouth to enable MidSouth to bill and collect the Practice's charges, and the Practice shall procure consents to assignments and other approvals and documents necessary to enable MidSouth to obtain payment or reimbursement from third party payors and/or patients. The Practice shall assist MidSouth in obtaining and maintaining all provider numbers necessary to obtain payment or reimbursement for the services provided by the Practice.

     SECTION 4.5. MEDICAL PRACTICE. The Practice shall use and occupy the
                  -----------------
Practice Facilities exclusively for the practice of medicine and shall comply with all Applicable Law and standards of medical care. It is expressly acknowledged by the parties that the medical practice or practices conducted at the Practice Facilities shall be conducted solely by physicians or medical practitioner associated with the Practice, and no other physician or medical practitioner shall be permitted to use or occupy the Practice Facilities without the prior written consent of MidSouth.

     SECTION 4.6. ADDITIONAL PHYSICIANS. The Practice shall use its best efforts
                  ---------------------
to provide any additional physicians required by the level of patient activity anticipated by the MidSouth and communicated to the Practice.

     SECTION 4.7. UTILIZATION REVIEW; QUALITY ASSURANCE. The Practice shall
                  ---------------------------------------
contractually bind each Physician Employee and Physician Extender Employee to cooperate with and participate in applicable programs and systems of quality of care assessment, grievance procedures, peer review and utilization review. Information developed in the course of physician quality assurance and peer review activities shall be maintained by MidSouth as privileged and confidential, except where its disclosure is consented to by the Practice or is required by Applicable Law.

     SECTION 4.8. NON-DISCRIMINATION; COMPLIANCE WITH APPLICABLE LAW. All
                  ---------------------------------------------------
employment policies, standards and procedures of the Practice shall be in accordance with non-discrimination provisions of the Applicable Law. In the event that any government Contract or regulation requires reports or disclosures of MidSouth and its contractors, the Practice, upon MidSouth's request, shall make, execute and deliver all reports, disclosures or other written information, guarantees or assurances as may be reasonably requested by MidSouth to assure timely compliance.

     SECTION 4.9. STANDARDS, ACCREDITATION, SURVEYS AND INSPECTIONS. The
                  -------------------------------------------------
Practice shall meet all medical practice, licensure and ethical standards, which are pertinent to its activities or which by Contract it has agreed to abide. The Practice shall in good faith cooperate with inspections and on-site surveys of the Practice as may be conducted by governmental agencies, accrediting organizations or payors. MidSouth shall, to the extent possible, give the Practice advance notice of the inspections and surveys and schedule the inspections during reasonable business hours.

     Section 4.10. CONTRACTS. The Practice, the Physician Employees and the
                   ----------
Physician Extender Employees shall abide by the terms of any Managed Care Agreements entered into by on behalf of and with the consent of the Practice, including, without limitation, self-insured, PPO, HMO and similar agreements.

     Section 4.11. ORGANIZATION AND AREA OF CARE. The Practice shall comply with
                   ------------------------------
policies and procedures pertinent to scheduling, billing, reconciliation of capitation, and other administrative matters relating to the organization of the non-professional aspects of the delivery of care as may be established, from time to time, by MidSouth after consultation with the Practice.

     Section 4.12. RECORDS AND REPORTS. The Practice shall assist MidSouth in
                   --------------------
maintaining and, where required by Applicable Law or legal process, in divulging records and information concerning its health care services. The Practice shall give MidSouth full access to all of its medical and financial records for the Practice Account.

     Section 4.13. THE PRACTICE TO PROVIDE NECESSARY BILLING INFORMATION. The
                   ------------------------------------------------------
Practice agrees to provide MidSouth with all billing information for fee-for-service and managed care patients, including, but not limited to, the name of the patient, the date of service, the nature and extent of services provided and any supporting medical information necessary to obtain payment or reimbursement for services.

     Section 4.14. CONTINUING EDUCATION. The Practice shall ensure that
                   ---------------------
all Physician Employees and Physician Extender Employees maintain competence in, and remain currently well-informed as to recent developments about, their particular areas of medical practice, interest and specialization. Accordingly, subject to the Practice at all times providing sufficient physicians to care for the needs of patients, the Physician Employees and Physician Extender Employees shall attend seminars, keep current with journals and take other reasonable steps to remain proficient in their particular specialties. All seminars necessary to maintain licensure or competence shall be the responsibility of the Practice and the individual Physician Employees and Physician Extender Employees. At a minimum, the Practice shall ensure that each Physician Employee and each Physician Extender Employee participates in such continuing medical education as is necessary for the Physician Employee and each Physician Extender Employee to remain licensed.

     SECTION 4.15. REFERRALS. The Practice and the Physician Employees shall
                   ----------
make referrals to specialists in a manner consistent with (a) the terms and conditions of government programs or managed care agreements applicable to the care of the patient, and (b) any Applicable Law, including, but not limited to, Stark I and Stark II, as amended.

     Section 4.16. PROVIDER NUMBERS. The Practice shall procure and maintain
                   ----------------
medical group provider numbers, including without limitation, Medicare and Medicaid provider numbers, necessary or appropriate to obtain payment or reimbursement on the Practice's behalf.

                    ARTICLE 5. FACILITIES OF THE PRACTICE.
                               --------------------------

 SECTION 5.1. THE PRACTICE FACILITIES. MidSouth agrees to maintain in good order
              ------------------------
the properties and facilities owned by the Practice on the date of this Agreement and/or more fully described in Schedule 1.1.47 attached hereto (the "Practice Facilities "), and shall pay the lease payments, costs of repairs, maintenance and improvements, utility (telephone, electric, gas, water) expenses, normal janitorial services, refuse disposal and all other costs and expenses reasonably incurred in conducting operations of the Practice during the term of this Agreement. All of these costs shall be Practice Expenses; however, the costs of debt service on any real property owned by the Practice shall not be a Practice Expense. Nothing contained herein is intended to require the MidSouth to provide the foregoing services if the services are required to be provided by the landlord under a lease for a specific property. The Management Team shall make all determinations regarding the condition, use and needs for the offices, facilities and improvements. The Management Team shall determine any changes to the office and facility locations of the Practice. MidSouth shall use its best efforts to create comparable properties and facilities if the Practice Facilities are damaged by fire or other casualty or taken through eminent domain.

     SECTION 5.2. RIGHT TO USE PROPERTY. MidSouth shall have access to the
                  -----------------------
Practice Facilities during the term of this Agreement, or, with respect to property leased by the Practice, during the term of any lease or sublease of the premises and any additional premises leased, subleased or acquired by the Practice during the term of this Agreement. The Practice shall not enter into any new leases or subleases or agree to amend any currently existing lease or sublease without the express written consent of the Management Team. The right to have access to the premises shall not constitute a lease or sublease of the premises, shall not constitute an assignment of any of the Practice's rights under existing leases, and shall not be construed as an assignment or other transfer of any rights of the Practice to its owned property or any rights under any existing leases.

                           ARTICLE 6. COMPENSATION.
                                     -------------

     SECTION 6.1. FEES. MidSouth shall be paid as follows:
                  -----

     (a) The Practice shall pay to MidSouth a Service Fee equal to ten percent (10%) of Practice Net Revenue plus the amount of Practice Expenses incurred by MidSouth. Physician Shareholder hereby guarantees that Practice shall pay a minimum annual Service Fee of Sixty Thousand Dollars ($60,000) for each year up to and including the fifth (5th) year from the date hereof. The minimum annual Service Fee guaranteed shall increase to $75,000 if and when Dr. Rebecca Rezaei, M.D. commences full-time employment by the Practice during the first year of the Term. The guaranteed minimum annual Service Fee for the first year of the Term shall be the sum of $60,000 plus $1,250 for each full month during the year in which Dr. Rezei is employed by the Practice on a full-time basis.

     (b) The amounts to be paid to MidSouth under this Section 6.1 shall be payable monthly and shall reflect the Service Fee for payments deposited into the Practice Account, at the time that MidSouth pays the Practice for the Purchased Accounts Receivable as described in Section 6.2 below. The Practice shall receive the Purchase Price as defined below, plus other payments (less any applicable Service Fee) received by MidSouth to the extent such payments are not reflected as Accounts Receivable of the Practice. The amount of the Service Fee payable shall be estimated based upon the previous month's operating results of the Practice. Any amounts due to MidSouth as a result of a Monthly Adjustment to the Service Fee shall be paid by the Practice on the next succeeding date on which MidSouth purchases Accounts Receivable from the Practice. The Yearly Adjustments to the Service Fee and any amount owed shall be calculated and paid within ninety (90) days following date upon which the Practice receives notice of the amount of the Yearly Adjustment. The Physician Shareholder acknowledges and agrees that he is a party, individually, to this Agreement and that if the Practice fails to pay the Service Fees herein described, MidSouth shall have the right to collect the Service Fees from the Physician Shareholder. The Management Team shall establish the relative amount of the Service Fees applicable to each Physician Shareholder.

     SECTION 6.2. PURCHASE OF ACCOUNTS RECEIVABLE AND OTHER PAYMENT
                  -------------------------------------------------

     Section 6.2.1. During the Term of this Agreement, the Practice hereby agrees to sell and assign to MidSouth and MidSouth agrees to purchase, all of the Practice's Accounts Receivable each month ("Purchased Accounts Receivable"). Purchased Accounts Receivable shall not include, and MidSouth shall not purchase, any cash, checks or credit card receivables (not related to previously Purchased Accounts Receivable) received by the Practice, all of which shall be deposited into the Practice Account and calculated as part of the Practice Net Revenues.

     Section 6.2.2. The purchase price for the Purchased Accounts Receivable (the "Purchase Price") will be equal to the face amount of the Accounts Receivable recorded each month in a final billable form, less (i) any non-allowed contractual adjustments imposed by Third Party Payor Programs, and (ii) any reserve for uncollectible Accounts Receivable. The Purchase Price will be estimated each month to take into account contractual adjustments and uncollectible Accounts Receivable based on the most recently completed six (6) month historical experience of the Practice or the predecessor of the Practice, calculated on a rolling basis, as determined by MidSouth. It is the intent of the parties that the Purchase Price reflect the actual net realizable value of the Accounts Receivable.

     Section 6.2.3. The Practice will sell all Accounts Receivable to MidSouth and each purchase will be deemed to be made on the day after which the Accounts Receivable are created. MidSouth shall pay the estimated Purchase Price for the Purchased Accounts Receivable no later than the 15th day of each month following the month in which the Purchased Accounts Receivable are created (the "Settlement Date"). In the event the Yearly Adjustments to the Purchase Price indicate that MidSouth has underpaid the Practice for the Purchased Accounts Receivable, MidSouth shall remit the amount of the underpayment to the Practice on the next date on which MidSouth purchases Accounts Receivable from the Practice. In the event the Yearly Adjustments to the Purchase Price indicate that MidSouth has overpaid for Purchased Accounts Receivable, the Practice shall remit to MidSouth the amount of such overage on the next date on which MidSouth purchases Accounts Receivable from the Practice. MidSouth shall pay the Practice for all Purchased Accounts Receivable by check, wire transfer or intrabank transfer to the Practice Account. The purchase of Accounts Receivable shall be evidenced by the Practice sending MidSouth (i) a copy of each invoice with respect to each third-party payor on the Purchased Accounts Receivable; and (ii) any other information or documentation (including all required Uniform Commercial Code ("UCC") releases or financing statements) MidSouth may reasonably need to identify the Purchased Accounts Receivable and obtain payment from the Account Debtors; provided that the failure to send any documentation shall not affect the obligation of the Practice to sell the Purchased Accounts Receivable or MidSouth to purchase the Purchased Accounts Receivable. As consideration for the acquisition of the Purchased Accounts Receivable by MidSouth pursuant to this Section 6.2, MidSouth promises to pay and shall be obligated to pay the Purchase Price for the Purchased Accounts Receivable at the time and in the manner provided above. To the extent permissible by Applicable Law, the Practice will be deemed to have sold to MidSouth all of the Practice's right, title and interest in the Purchased Accounts Receivable and in any proceeds thereof, and MidSouth will be the sole and absolute owner thereof and will own all of the Practice's rights and remedies represented by the Purchased Accounts Receivable (including, without limitation, rights to payment from the respective Account Debtors on the Purchased Accounts Receivable), and MidSouth will have obtained all of the Practice's rights under all guarantees, assignments and securities with respect to all of the Purchased Accounts Receivable.

     Section 6.2.4. Upon expiration or termination of this Agreement for any reason; (i) all Accounts Receivable purchased by MidSouth shall remain the property of MidSouth; and (ii) all Accounts Receivable purchased and not paid for at the termination or expiration of this Agreement shall be paid for by the 15th day of the following month for all Purchased Accounts Receivable as of the date of the expiration or termination date, less the amount of any Service Fees earned by MidSouth at the termination or expiration pursuant to Section 6.1 of this Agreement.

     Section 6.2.5. In connection with the initial purchase of Accounts Receivable by MidSouth and pursuant to this Agreement, the Practice will execute all financing statements or amendments under the UCC (naming MidSouth as secured party and Lender as assignee) as MidSouth may reasonably request with respect to any Purchased Accounts Receivable.

     Section 6.2.6. The Practice agrees to cooperate with MidSouth in the collection of the Purchased Accounts Receivable transferred pursuant to Section
6.2. At the option of and upon the request of MidSouth, the Practice shall execute any and all documentation necessary for the transfer of amounts constituting Purchased Accounts Receivables and/or the establishment of the Lockbox Agreement as follows:

     (A) COLLECTION OF GOVERNMENTAL RECEIVABLES. With respect to payments on
         --------------------------------------
Governmental Receivables, at the request and option of MidSouth, the Practice agrees that the following procedures shall apply:

     (i) The Practice shall enter into a Lockbox Agreement applicable to Governmental Receivables in a form acceptable to counsel for MidSouth and in a form reasonably acceptable to the Practice which shall establish a Governmental Lockbox Account. The Governmental Lockbox Account shall be an account in the name of the Practice. All payments with respect to the Practice's Governmental Receivables are to be made directly to the Governmental Lockbox Account. In the event MidSouth exercises this option, the Practice shall instruct each Account Debtor with respect to the Practice's Governmental Receivables to remit all such payments directly to such Governmental Lockbox Account pursuant to a Notification Letter. In addition, the Practice shall attach written instructions to each invoice representing such Governmental Receivables generated subsequent to the date of this Agreement which will instruct such third-party payor or Account Debtor that payment under such invoice is to be paid to the Governmental Lockbox Account. So long as this Agreement has not been terminated pursuant to
Section 10.3 or so long as any Purchased Accounts Receivable remain outstanding, the Practice agrees that it shall not deposit any funds other than payments on Governmental Receivables into, nor make any withdrawals from, the Governmental Lockbox Account without the prior written consent of MidSouth. The Practice further agrees that it shall not during the term of this Agreement terminate, modify or amend in any manner the Lockbox Agreement applicable to the Governmental Lockbox Account.

     (ii) In accordance with the Lockbox Agreement pertaining to Governmental Receivables, the Practice shall instruct the Collecting Bank to transfer automatically on a daily basis all amounts deposited in Governmental Lockbox Account constituting good funds to the Disbursement Account in accordance with
Section 3.1(b)(2). The Practice shall have no right or interest in the Disbursement Account. The Practice shall not, so long as any Purchased Accounts Receivable remains outstanding, change or cancel such automatic transfer order at any time, or, without the prior written consent of MidSouth, change either the identity of Governmental Lockbox Account or the instructions to each Account Debtor on the related Governmental Receivable regarding making payments to such account. Any such action shall be considered a breach of this Agreement for which MidSouth shall be entitled to all remedies at Applicable Law and in equity, including obtaining an injunction.

     (iii) The Practice will cooperate with MidSouth and its agents in the identification of sums deposited into Governmental Lockbox Account, which cooperation shall continue until all Purchased Accounts Receivable sold hereunder have been collected.

     (iv) The Practice agrees to pay, on demand, a finance charge equal to the Finance Charge Rate, on any payment on a Governmental Receivable received by the Practice that is not deposited in Governmental Lockbox Account within two (2) business days after receipt by the Practice.

          (B) COLLECTION OF NON-GOVERNMENTAL RECEIVABLES. With respect to
              -------------------------------------------
payments on Non-Governmental Receivables, at the request and option of MidSouth, the Practice agrees that the following procedures shall apply:

     (i) Prior to the acquisition of the Purchased Accounts Receivable, MidSouth, the Collecting Bank and Lender (if requested by Lender) shall enter into the Lockbox Agreement applicable to Non-Governmental Receivables in a form acceptable to counsel for MidSouth and MidSouth shall establish the Non-Governmental Lockbox Account. All payments with respect to the Non-Governmental Receivables are to be made directly to the Non-Governmental Lockbox Account. If MidSouth exercises its option herein, the Practice shall instruct each Account Debtor with respect to the Practice's Non-Governmental Receivables to remit all payments directly to the Non-Governmental Lockbox Account pursuant to a Notification Letter. In addition, the Practice shall attach written instructions to each invoice representing a Non-Governmental Receivable generated subsequent to the date of this Agreement instructing such third-party payor or Account Debtor that payment under the invoice is to be paid to the Non-Governmental Lockbox Account.

     (ii) In accordance with the Lockbox Agreement, Practice shall instruct the Collecting Bank to transfer automatically on a daily basis all amounts deposited in the Non-Governmental Lockbox Account constituting good funds to the Disbursement Account in accordance with Section 3.1(b)(2). The Practice shall not, so long as any Purchased Accounts Receivable remains outstanding, and in any event, during the term of this Agreement, at any time, or, without the prior written consent of MidSouth, change the instructions to each Account Debtor on the related Non-Governmental Receivable regarding making payments to the Lockbox Account. Any action shall be considered a breach of this Agreement for which MidSouth shall be entitled to all remedies under Applicable Law and in equity, including obtaining an injunction.

     (iii) The Practice will cooperate with MidSouth and its agents in the identification of sums deposited into the Non-Governmental Lockbox Account, which cooperation shall continue until all Purchased Accounts Receivable sold hereunder have been collected.

     (iv) The Practice agrees to pay, on demand, a finance charge equal to the Finance Charge Rate, on any Non-Governmental Receivable received by the Practice that is not deposited in the Non-Governmental Lockbox Account within two (2) business days after receipt by the Practice.

     (C) PROCEDURES WITHOUT LOCKBOX. It is MidSouth's intention to utilize the
         ----------------------------
Governmental Lockbox Account and Non-Governmental Lockbox Account procedure as provided in Section 6.2.6(a) and (b) unless circumstances change which would make the Governmental Lockbox Account and Non-Governmental Lockbox Account procedures inappropriate. The procedures under this subsection (c) for the collection of Accounts Receivable without a lockbox will not be instituted without approval of the Management Team. The Practice and MidSouth shall instruct the Collecting Bank to transfer automatically all amounts constituting good funds in the account or accounts of the Practice established for the collection of Governmental Receivables and Non-Governmental Receivables to the bank account established with the Lender pursuant to a standing order in a form acceptable to MidSouth's legal counsel (the "Bank Account"). In the event MidSouth exercises this option, the Practice shall instruct each Account Debtor with respect to the Purchased Accounts Receivable to remit all payments directly to the Collecting Bank account or accounts pursuant to a Notification Letter. In addition, the Practice shall attach written instructions to each invoice representing the Purchased Account Receivable generated subsequent to the date of this Agreement instructing such third-party payor or Account Debtor that payment under the invoice is to be paid to the Collecting Bank account or accounts. The Practice shall not, so long as any Purchased Accounts Receivable remain outstanding, change or cancel such standing order at any time, or, without the prior written consent of MidSouth, change the instructions to each Account Debtor on each Governmental Receivable and Non-Governmental Receivable to make its payments to such account. Any such action shall be considered a breach of this Agreement for which MidSouth shall be entitled to all remedies under Applicable Law and in equity, including obtaining an injunction.

     (D) MISDIRECTED PAYMENTS. (i) If after the date of this Agreement, an
         --------------------
Account Debtor shall make a payment on the Purchased Accounts Receivable to a location other than is provided in the Notification Letter or the Practice otherwise receives payments on Purchased Accounts Receivable under the terms of this Agreement ("Misdirected Payments"), the Practice (at its own cost and expense) shall promptly take all necessary steps to effect collection of the Misdirected Payment from any other party claiming an interest therein or having possession thereof and (A) hold the Misdirected Payment in trust for MidSouth,
(B) segregate the Misdirected Payment, (C) use its best efforts not to commingle the Misdirected Payment with the Practice's own funds or other assets, and (D) deliver the Misdirected Payment no later than two (2) business days from the day of receipt to the Collecting Bank account or accounts, as applicable.

     (ii) The Practice agrees to pay, on demand, the Finance Charge Rate on any Misdirected Payment received by the Practice that is not deposited in the appropriate account within two (2) business days after receipt by the Practice.

     (e) All Purchased Accounts Receivable of the Practice pursuant to this
Section 6.2 hereof will, as the Purchased Accounts Receivable are purchased, be treated as Practice Revenues for accounting and financial purposes.

     SECTION 6.3. EARLY TERMINATION OF PHYSICIAN SHAREHOLDER. The Physician
                  ------------------------------------------
Shareholder hereby acknowledges that the terms and conditions of this Agreement are based upon numerous factors, including the Physician Shareholder continuing to practice medicine in the future. In connection therewith, the Physician Shareholder agrees as follows:

     (A) RETIREMENT. If at any time during the Term hereof, the Physician
         ----------
Shareholder desires to retire, or assume full-time teaching responsibilities, the Physician Shareholder shall notify MidSouth in writing at least twelve (12) months prior to the date of such retirement or start of teaching position; provided, however, that if such retiring physician elects to, and has located a replacement physician suitable to the Practice, MidSouth shall waive the remaining months of said twelve (12) month notice period, and such retirement shall be effective upon the earlier of twelve (12) months from the date of notice or commencement of the replacement physician's employment. Upon such retirement or start of the teaching position, the Physician Shareholder shall have no further obligations under this Agreement; provided, however, the restrictive covenants provided for under Article Section 7 shall remain in full force and effect. In fulfilling any such full-time teaching responsibilities, the Physician Shareholder will be permitted to attend patients in a manner normal and customary for such faculty position; provided, however, such services must be incident to the academic/teaching aspects of the institution, and not incident to the regular examination of patients for a fee whether billed in the name of the institution or the name of the attending physician. It is not the intent of the parties to permit a retired physician to conduct a medical practice through an academic institution.

     (B) PHYSICIAN SHAREHOLDER CHANGE IN PRACTICE/GROUP AFFILIATION. In the
         ----------------------------------------------------------
event that a Physician Shareholder leaves the employment of or terminates his or her affiliation with the Practice, the terminating Physician Shareholder may join or establish another group/practice which has or will enter into a service agreement with MidSouth, subject to any other existing agreements between Physician Shareholder and Practice. Upon entering into such new service agreement with MidSouth, the terminating Physician Shareholder shall, except as limited by separate employment agreements between the Practice and the Physician Shareholder, be released from any obligation under this Agreement. MidSouth shall have the right to enter into a new service agreement without satisfying the requirements of Article 7 hereof. In the event the (i) Practice consents to MidSouth entering into a new service agreement; (ii) service agreement will not adversely affect the operations and earnings of MidSouth; and
(iii) new group/practice can satisfy the representations and warranties set forth in Article 12 hereof, then MidSouth will not unreasonably withhold or refrain from entering into a new service agreement with the terminating Physician Shareholder's new group/practice. Except as set forth herein, in the event the Physician Shareholder affiliates with a new group/practice that is not a party to a service agreement with MidSouth, then MidSouth, will terminate this Agreement solely with respect to the terminating Physician Shareholder; provided, however, that the provisions of Article 7 hereof shall apply. In the event that MidSouth does not enter into a new service agreement, then MidSouth shall terminate this Agreement with respect to the Physician Shareholder, and the terminating Physician Shareholder shall be obligated as set forth in Article 7 hereof.

     (c) DEATH OR DISABILITY. In the event that a Physician Shareholder dies or
         --------------------
becomes disabled, then the Physician Shareholder shall have no continuing obligations under this Agreement; provided, however, in the event of disability, the restrictive covenants described in Article 7 hereof shall remain in full force and effect.

               ARTICLE 7. RESTRICTIVE COVENANTS AND ENFORCEMENT.
                          -------------------------------------

     MidSouth and the Practice recognize that the benefits each is to receive under this Agreement shall be realized only if the Practice operates an active medical practice to which the physicians associated with the Practice devote their full time and attention to the extent of their arrangement with the Practice. Accordingly, MidSouth and the Practice desire to set forth the following reasonable restrictions and agreements regarding competition by the physicians during the term of this Agreement and after the termination of this Agreement.

     SECTION 7.1. EXCLUSIVE ARRANGEMENT. During the term of this Agreement,
                  ---------------------
MidSouth shall be the Practice's and the Physician Shareholder' sole provider of the management services described in this Agreement and neither the Practice, the Physician Shareholder nor any of the Practice's or the Physician Shareholder' employees shall provide similar management services. During the term of this Agreement, the Practice and the Physician Shareholder agree that neither the Practice nor Physician Shareholder will enter into any similar agreement with any physician practice management company or entity.

     SECTION 7.2. RESTRICTIVE COVENANTS BY THE PRACTICE. The Practice agrees
                  -------------------------------------
that, during the term hereof, neither the Practice nor its Physician Shareholder will engage, directly or indirectly, as a principal owner, shareholder (other than a holder of fewer than 5% of the outstanding shares of a publicly-traded company), partner, joint venturer, employee, agent, equity owner, or in any other capacity whatsoever, in any corporation, partnership, joint venture, or other business association or entity that operates ambulatory surgery or diagnostic centers, imaging centers, physical therapy centers, or rehabilitation centers, or provides management services of the nature provided by MidSouth pursuant to this Agreement, within a thirty (30) mile radius from any of the Practice Facilities (the "Restricted Area"). Provided that this Agreement may allow any Physician Shareholder to own any ownership interest in the above facilities which was acquired prior to the execution of this Agreement. If this Agreement is terminated by MidSouth for breach by the Practice, pursuant to l0.4 hereof, neither the Practice nor its current or future Physician Shareholders shall establish, operate, or provide physician services at any medical office, clinic, ambulatory surgery or diagnostic centers, imaging centers, physical therapy centers, rehabilitation centers or other health care facility providing services substantially similar to those provided by the Practice within the Restricted Area for a period of twenty-four (24) months ("Restricted Period") after the termination of the Agreement.

     SECTION 7.3. RESTRICTIVE COVENANTS BY CURRENT PHYSICIAN SHAREHOLDER.
                  ------------------------------------------------------
Physician Shareholder agrees that during the term of his employment and for the Restricted Period after any termination of employment with the Practice, he will not (i) establish, operate or engage, directly or indirectly, as a principal owner, shareholder (other than a holder of fewer than 5% of the outstanding shares of a publicly-traded company), partner, joint venturer, employee, agent, equity owner, or in any other capacity whatsoever, in any corporation, partnership, joint venture, or other business association or entity that operates ambulatory surgery or diagnostic centers, imaging centers, physical therapy, or rehabilitation centers providing services similar to those provided by the Practice within the Restricted Area; or (ii) solicit, induce or attempt to induce any Practice patient, employee, consultant or other persons associated or affiliated with MidSouth or any Affiliate of MidSouth to leave the care of a Physician Employee, to leave the employment of, or to discontinue their association with the Practice, MidSouth or such affiliate of the Practice or MidSouth within the Restricted Area. Provided that the employment agreements may exclude from the restrictive covenant the employment of Physician Shareholder in facilities that have historically been deemed emergency room facilities once the Physician Shareholder's employment has been terminated if the Physician Shareholder has no private practice. The Practice agrees to enforce the restrictive covenants. The cost and expense of such enforcement shall be a Practice Expense, and all damages and other amounts recovered thereby shall be considered Practice Revenue. In the event that after a request by MidSouth, the Practice does not pursue any remedy that may be available to it by reason of a breach or Default of a restrictive covenant, upon the request of MidSouth, the Practice shall assign to MidSouth such causes of action and/or other rights it has related to such breach or Default and shall cooperate with and provide reasonable assistance to MidSouth with respect thereto; in which case, all costs and expenses incurred in connection therewith shall be MidSouth Expenses, and MidSouth shall be entitled to all damages and other amounts recovered thereby. If the Practice and/or Physician Shareholder violate the covenants set forth in this Section 7.3, then the duration of the restrictions contained in this Section 7.3 shall be extended an additional month against the violator for each month during which such violation occurred but was not discovered by MidSouth, beginning upon the date that MidSouth learns of the violation and so notifies the Practice and/or the Physician Shareholder in writing.

     SECTION 7.4. RESTRICTIVE COVENANTS BY FUTURE PHYSICIAN SHAREHOLDERS. The
                  ------------------------------------------------------
Practice shall obtain and enforce formal agreements from each of its future Physician Shareholders hired or contracted, pursuant to which each agrees to be bound by an agreement containing the terms and conditions as contained in
Section 7.3 hereof. The agreements shall provide that MidSouth is an intended third-party beneficiary to such agreements and that such third-party beneficiary rights may be assigned to any Lender.

     SECTION 7.5. PHYSICIAN SHAREHOLDERS LIQUIDATED DAMAGES. The restrictive
                  -----------------------------------------
covenants described above may provide that any Physician Shareholders (current or future) may be released from his or her Restrictive Covenants by paying liquidated damages in an amount as follows:

     (a) if the Practice were the breaching party or the party desiring to be released from the covenant, the Practice shall be liable to MidSouth for an amount equal to the estimated fee payable to MidSouth hereunder for one hundred twenty (120) months following the termination; and

     (b) if a Physician Shareholder was the breaching party or the party desiring to be released from the covenant, then $200,000.00 per breaching party or party desiring to be released from the covenant must be paid to MidSouth in order to obtain Physician Shareholder's release from Article 7 of this Agreement.

     SECTION 7.6. RIGHTS OF MIDSOUTH. During the term of this Agreement and
                  ------------------
thereafter, MidSouth shall at all times of this Agreement have the right to enter into additional service agreements with other physicians and practices, regardless of where such physicians and/or practices are located, providing for management services and facilities to such physicians and/or practices.

     SECTION 7.7. EXCLUDED ACTIVITIES. Physician Employees shall be allowed to
                  -------------------
participate in Excluded Activities and retain Excluded Revenues, at any time so long as the Excluded Activities do not interfere with any rights, responsibilities or obligations as contained in this Agreement or any employment agreement by and between the Practice and the Physician Employee.

     SECTION 7.8. ENFORCEMENT. MidSouth, the Practice and the Physician
                  -----------
Shareholder acknowledge and agree that since a remedy under Applicable Law for any breach or attempted breach of the provisions of this Article 7 shall be inadequate, MidSouth shall be entitled to specific performance and injunctive or other equitable relief in the event of any breach or attempted breach, in addition to whatever other remedies may exist under Applicable Law or in equity. All parties hereto also waive any requirement for the securing or posting of any bond in connection with the obtaining of any injunctive or other equitable relief. If any provision of Article 7 relating to any applicable Restrictive Period, scope of activity restricted or the Restricted Area described therein shall be declared by a court of competent jurisdiction to exceed the maximum time period, scope of activity restricted or geographical area the court deems reasonable and enforceable under Applicable Law, the time period, scope of activity restricted and/or area of restriction held reasonable and enforceable by the court shall thereafter be the Restrictive Period, scope of activity restricted and/or the Restricted Area applicable to the restrictive covenant provisions in this Article 7. The invalidity or non-enforceability of this
Article 7 in any respect shall not affect the validity or enforceability of the remainder of this Article 7 or of any other provisions of this Agreement.

                   ARTICLE 8. DUTIES OF THE MANAGEMENT TEAM.
                              ------------------------------

     SECTION 8.1. FORMATION AND OPERATION OF THE MANAGEMENT TEAM. The parties
                  ----------------------------------------------
shall establish a Management Team which shall be responsible for developing management and administrative policies for the overall operation of the Practice. No party shall have the authority to undertake any actions described in Section 8.2 below without the authority of the Management Team. The Management Team shall consist of four (4) members. MidSouth shall designate, in its sole discretion, two (2) members of the Management Team, one of which shall be the Management Team Chief Executive; provided, however, in MidSouth's sole discretion, MidSouth may replace the Management Team Chief Executive as one of its designees in the event MidSouth institutes disciplinary measures against the Management Team Chief Executive in connection with his employment with MidSouth. The Practice shall designate, in its sole discretion, two (2) physician members of the Management Team. The chairman of the Management Team shall be a designee of the Practice selected by the Practice. Except as may otherwise be provided herein, the act of a majority of the members of the Management Team shall be the act of the Management Team. Attached hereto as Schedule 8.1 are the initial "Policies and Procedures" to be used by the Management Team until the Management Team amends the Policies and Procedures. The chairman of the Management Team shall be responsible for organizing the agenda for the Management Team meetings referred to in this Article 8. In the event that a deadlock occurs on a matter brought before the Management Team, then the relative parties, duties and responsibilities with respect to such matter shall remain status quo.

     SECTION 8.2. DUTIES AND RESPONSIBILITIES OF THE MANAGEMENT TEAM. The
                  --------------------------------------------------
Management Team shall have the following duties and obligations:

     8.2.1. Capital Improvements and Expansion. Any renovation and expansion
            ----------------------------------
plans and capital equipment expenditures with respect to the Practice shall be reviewed and approved by the Management Team and shall be based upon economic feasibility, physician support, productivity and then current market conditions and the budget. If the Management Team determines that the acquisition of additional equipment or facilities is appropriate, then MidSouth shall use its best efforts to arrange for the financing and acquisition of the property.

     8.2.2. Annual Budgets. All annual capital and operating budgets prepared by
            ----------------
MidSouth, as set forth in Section 3.2, shall be subject to the review and approval of the Management Team.

     8.2.3. Exceptions to Inclusion in the Revenue Calculation. The exclusion of
            --------------------------------------------------
any revenue from Practice Revenue, whether now or in the future, shall be subject to the unanimous approval of the Management Team, and the treatment of any expense as Practice Expense which is not otherwise addressed herein or in any budget shall be subject to the unanimous approval of the Management Team.

     8.2.4. Advertising. All advertising and other marketing of the services
            -----------
performed at the Practice Facilities or any hospital or similar facility shall be subject to the prior review and approval of the Management Team.

     8.2.5. Fees. As a part of the annual operating budget, in consultation with
            ------
the Practice and MidSouth, to the extent allowed by Applicable Law, the Management Team shall review the fee schedule or capitation arrangement for all hospital, physician and ancillary services rendered by the Practice. In addition, the Management Team shall approve the credit collection policies of the Practice and MidSouth for the Practice's Accounts Receivable.

     8.2.6. Provider and Payor Relationships. Decisions regarding the
            ----------------------------------
establishment or maintenance of relationships with institutional health care providers and payors shall be made by the Practice in consultation with the Management Team.

     8.2.7. Strategic Planning. The Management Team shall develop long-term
            --------------------
strategic planning objectives.

     8.2.8. Capital Expenditures. The Management Team shall determine the
            ----------------------
priority of major capital expenditures.

     8.2.9. Physician Hiring. The Management Team shall recommend the number and
            ----------------
type of physicians required for the efficient and effective operation of the Practice.

     8.2.10. Management Team Chief Executive. The retention, and/or selection of
             -------------------------------
the Management Team Chief Executive pursuant to Section 3.5 by MidSouth shall be subject to the reasonable input of the Management Team. If the Practice is dissatisfied with the services provided by the Management Team Chief Executive, the Practice shall refer the matter to the Management Team. MidSouth and the Management Team shall each in good faith determine whether the performance of the Management Team Chief Executive could be brought to acceptable levels through counsel and assistance, or whether the Management Team Chief Executive should be terminated.

     8.2.11. Grievance Referrals. The Management Team shall consider and make
             -------------------
final decisions regarding grievances pertaining to matters not specifically addressed in this Agreement as referred to it by the Practice's Board of Directors.

                     ARTICLE 9. INSURANCE AND INDEMNITY.
                                -----------------------

     SECTION 9.1. INSURANCE TO BE MAINTAINED BY THE PRACTICE. Throughout the
                  ------------------------------------------
term of this Agreement, subject to the provisions of Section 3.1(m) providing for malpractice premiums and deductibles to be a Practice Expense, the Practice shall maintain comprehensive professional liability insurance with limits of not less than $1,000,000 per claim and with aggregate policy limits of not less than $3,000,000 per Physician Employee and Physician Extender Employee and a separate limit for the Practice with the carrier which shall be determined by Practice upon recommendation by MidSouth. The Practice shall be responsible for all liabilities in excess of the limits of the policies, and under no circumstances shall any excess be deemed a Practice Expense. MidSouth shall have the option, with Management Team approval, of providing the professional liability insurance through an alternative program, provided the program meets the requirements of the Insurance Commissioner of the State. If the Practice's existing professional liability insurance program is canceled and replaced by a professional liability insurance program initiated by MidSouth, MidSouth shall pay over to the Practice any unearned professional liability insurance premiums paid by the Practice to the extent the Practice's carrier pays the amounts to MidSouth. Any insurance program for the Practice shall include director and officer liability insurance for the Practice, and the cost of the coverages shall be a Practice Expense.

     SECTION 9.2. INSURANCE TO BE MAINTAINED BY MIDSOUTH. Throughout the term of
                  --------------------------------------
this Agreement, MidSouth shall provide and maintain, as a Practice Expense, comprehensive general liability and property insurance covering the Practice premises and operations in the amount of $1 million, and professional liability insurance coverage in the amount of not less than $1 million/$3 million per Physician Employee.

     SECTION 9.3. TAIL INSURANCE COVERAGE. Tail insurance coverage shall be
                  -----------------------
purchased in the following manner:

     9.3.1. The Practice will cause each Physician Employee associated with the Practice to enter into an agreement with the Practice that upon termination of the physician's relationship with the Practice, for any reason, the individual physician will either maintain continuous and uninterrupted professional liability insurance coverage in the same amounts required by his or her employment agreement with Practice for a term of not less than three (3) years, or will purchase equivalent insurance coverage. The provisions may be contained in employment agreements, restrictive covenant agreements or other agreements entered into by the Practice and the Physician Employees, and the Practice hereby covenants with MidSouth to enforce the provisions relating to the continuing or tail insurance coverage or to provide the coverage, which will be a Practice Expense.

     9.3.2. The Practice shall obtain continuing liability insurance under either a tail policy or an acts policy with the same limits and deductibles as the comprehensive professional liability insurance at the time of the termination of this Agreement pursuant to Article 10, which will not be a Practice Expense.

     SECTION 9.4. ADDITIONAL INSURED. The Practice and MidSouth agree to use
                  ------------------
their reasonable best efforts to have each other named as an additional insured on the other's respective professional liability insurance programs, which will be a Practice Expense.

     SECTION 9.5. INDEMNIFICATION.
                  ---------------

     9.5.1. The Practice Indemnification.
            ----------------------------

     (a) The Practice shall indemnify, hold harmless and defend MidSouth, its officers, directors, shareholders and employees, from and against any and all liability, loss, damage, claim, causes of action, and expenses (including reasonable attorneys' fees), to the extent not covered by insurance in the name of the Practice, caused or asserted to have been caused, directly or indirectly, by or as a result of the performance of medical services or the performance of any intentional acts, negligent acts or omissions by the Practice and/or its Shareholder, agents, employees and/or subcontractors (other than MidSouth or any other party engaged by MidSouth) during the term hereof, or as a result of a breach of the representations and warranties contained in Article 12 of this Agreement or a breach of any covenant in Article 14 of this Agreement.

     (b) The Practice shall not be liable to MidSouth for any claims under
Section 9.5.1(a) above until the claims exceed in the aggregate $25,000.00 that would otherwise be subject to indemnification under said provisions, and then only for the amount by which the claims exceed $25,000.00.

     9.5.2. MidSouth Indemnification. MidSouth shall indemnify, hold harmless
            ------------------------
and defend the Practice, its officers, Shareholder, directors and employees, from and against any and all liability, loss, damage, claim, causes of action, and expenses (including reasonable attorneys' fees), to the extent not covered by insurance in the name of MidSouth, caused or asserted to have been caused, directly or indirectly, by or as a result of the performance of any intentional acts, negligent acts or omissions by MidSouth and/or its shareholders, agents, employees and/or subcontractors (other than the Practice) during the term of this Agreement or as a result of a breach of the representations and warranties contained in Article 13 of this Agreement. In addition, MidSouth shall indemnify, hold harmless and defend the Practice, its officers, Shareholder, directors and employees, from and against any and all liability, loss, damage, claim, causes of action, and expenses (including reasonable attorneys' fees) caused by any claim against the Practice relating to liabilities of the Practice assumed by MidSouth as a result of the Merger which were disclosed by the Practice in the

Merger Agreement and for which the Practice does not have an obligation to indemnify MidSouth as provided above.

     9.5.3. Indemnification Payment Escrow. In the event that either party makes
            ------------------------------
a claim for indemnification under either the Merger Agreement or this Agreement (the "Indemnified Party"), then the party who must provide indemnity (the "Indemnifying Party"), shall have the right, to the extent it owes indemnifications, to pay amounts owed to the Indemnified Party under the Merger Agreement or this Agreement into an escrow account (established pursuant to an escrow agreement to be agreed upon by the parties) to be held by the escrow agent in an interest bearing account until a determination by either (i) the parties, (ii) a court of proper jurisdiction or (iii) an agreed upon panel of arbitrators, has been made regarding the Indemnified Party's right to indemnification. In the event that the Indemnified Party is entitled to indemnification, then such escrowed funds shall be paid to the Indemnified Party in partial or complete satisfaction of such indemnification obligation. Any excess funds remaining in the escrow account after the payment of the indemnification obligation or any funds held in escrow account if it is determined that no indemnification obligation is owed shall be paid to the Indemnifying Party.

                       ARTICLE 10. TERM AND TERMINATION.
                                   --------------------

     SECTION 10.1. TERM OF AGREEMENT. This Agreement shall commence on the date
                   -----------------
hereof and shall expire on September 30, 2022 unless earlier terminated pursuant to the provisions hereof (the "Term").

     SECTION 10.2. EXTENDED TERM. Unless earlier terminated as provided for in
                   -------------
this Agreement, the term of this Agreement shall be automatically extended for an additional term of five (5) years and for a new term thereafter, unless either party delivers to the other party, not less than one hundred eight (180) days prior to the expiration of the preceding term, written notice of the party's intention not to extend the term of this Agreement.

     SECTION 10.3. TERMINATION BY THE PRACTICE. The Practice may terminate this
                   ---------------------------
Agreement as follows:

     (a) In the event of the filing of a petition in voluntary bankruptcy or an assignment for the benefit of creditors by MidSouth, or upon other action taken or suffered, voluntarily or involuntarily, under any federal or state Applicable Law for the benefit of creditors by MidSouth, except for the filing of a petition in bankruptcy by or against MidSouth which is dismissed within ninety
(90) days thereafter, the Practice may give notice of the immediate termination of this Agreement; or

     (b) In the event MidSouth shall Default in the performance of any duty or obligation imposed upon it by this Agreement and the Default continues for a period of ninety (90) days after written notice thereof has been given to MidSouth by the Practice (or in the event the Default cannot be cured within the period and MidSouth is diligently pursuing a cure, the period shall be extended so long as MidSouth diligently and in good faith continues to cure the Default until completion), or if MidSouth shall fail to remit the payments due as provided in this Agreement and the failure to remit continues for a period of two (2) business days after written notice thereof, the Practice may terminate this Agreement; or

     (c) In the event that MidSouth shall intentionally or in bad faith violate Applicable Law resulting in a direct, continuing material adverse effect on the operations, earnings and cash flow of the Practice; or

     (d) In the event that MidSouth has not successfully completed an initial public offering of MidSouth common stock or MidSouth has not merged with a publicly traded entity with an initial market price of stock or if the market price of the merged stock is not greater than five (5) dollars per share, within thirty-six (36) months from the date of this Agreement, the Physician Shareholder may, at that time, terminate this Agreement and be released from the restrictive covenants contained in Article 7.

     SECTION 10.4. TERMINATION BY MIDSOUTH. MidSouth may terminate this
                   -----------------------
Agreement as follows:

     (a) In the event of the filing of a petition in voluntary bankruptcy or an assignment for the benefit of creditors by the Practice, or upon other action taken or suffered, voluntarily or involuntarily, under any Applicable Law for the benefit of creditors by the Practice, except for the filing of a petition in involuntary bankruptcy against the Practice which is dismissed within ninety
(90) days thereafter, MidSouth may give notice of the immediate termination of this Agreement; or

     (b) In the event the Practice shall Materially Default in the performance of any duty or obligation imposed upon it by this Agreement, and the Default continues for a period of ninety (90) days after written notice thereof has been given to the Practice by MidSouth (or in the event the Default cannot be cured within the period, the period shall be extended so long as the Practice diligently and in good faith continues to cure the Default until completion), or the Practice fails to remit the payments due as provided in this Agreement and the failure to remit continues for a period of thirty (30) days after written notice thereof, MidSouth may terminate this Agreement; or

     (c) In the event the Practice's Medicare or Medicaid provider number shall be terminated or suspended as a result of the action or inaction of the Practice or a Physician Employee, and such termination or suspension continues for thirty
(30) days after notice of the termination or suspension, MidSouth may give notice of the immediate termination of this Agreement, unless the Practice, at that time, is acting in good faith (and shall provide reasonable evidence of the action being taken) to reverse such termination or suspension. Notwithstanding any good faith effort on the part of the Practice to reverse such termination or suspension, if such termination or suspension is not reversed within ninety (90) days after notice of the termination or suspension of the Medicare or Medicaid provider number by Medicare or Medicaid, MidSouth shall have the right to terminate this Agreement immediately.

     SECTION 10.5. ACTIONS AFTER TERMINATION. Upon termination of this Agreement
                   -------------------------
by either party or upon expiration of this Agreement, the Practice (and/or its Physician Shareholder) shall:

     (a) If this Agreement is terminated by MidSouth pursuant to Section 10.4 or upon the expiration of the Term of this Agreement, purchase from MidSouth at book value all intangible assets acquired in the Merger, as adjusted through the last day of the month most recently ended prior to the date of the termination or expiration to reflect amortization or depreciation of the "service agreement costs" and intangibles in accordance with GAAP. If the Agreement is terminated by Practice for MidSouth's breach pursuant to Section 10.3, all intangible assets shall be repurchased at the fair market value;

     (b) Purchase all improvements, additions or leasehold improvements to Practice Facilities which have been made by MidSouth and which relate solely to the performance of its obligations under this Agreement at book value;

     (c) Assume all debt and all contracts, payables incurred as Practice Expenses and leases which are obligations of MidSouth and which relate principally to the performance of its obligations under this Agreement or the properties subleased by MidSouth; and

     (d) Purchase from MidSouth at book value all of the equipment acquired in the Merger, including all replacements and additions thereto made by MidSouth pursuant to the performance of its obligations under this Agreement, and all other assets, including inventory, Purchased Accounts Receivable and supplies, tangibles and intangibles, set forth on the Opening Balance Sheet, as adjusted through the last day of the month most recently ended prior to the date of the termination or expiration in accordance with GAAP to reflect operations of the Practice (including physician practice acquisitions), depreciation, amortization and other adjustments of assets acquired in the Merger.

    SECTION 10.6. CLOSING OF REPURCHASE BY THE PRACTICE AND EFFECTIVE DATE OF
                  -----------------------------------------------------------
TERMINATION. Except as provided in this Section 10.6, the Practice shall pay
------------
cash to repurchase the practice assets as provided in Section 10.5 (the "Repurchase Price"). The Repurchase Price shall be reduced by the amount of debt and liabilities of MidSouth assumed by the Practice and shall also be reduced by any payment MidSouth has failed to make under this Agreement. The Practice and any physician associated with the Practice shall execute all documents as may be required to assume the liabilities set forth in Section 10.5, to remove MidSouth from any liability with respect to the repurchased assets and with respect to any property leased or subleased by MidSouth, and to consummate the transactions contemplated by Section 10.5. The closing date for the purchase shall be determined by the Practice, but shall in no event occur later than ninety (90) days from the date of the notice of termination. The termination or expiration of this Agreement shall become effective upon the closing of the sale of the assets. On the date of termination or expiration, but only in the event the termination or expiration of the Agreement was the result of the expiration of the Term of this Agreement or a termination pursuant to Section 10.3, the Practice shall be released from the restrictive covenants provided from in
Article 7. From and after any termination or expiration, each party shall provide the other party with reasonable access to books and records then owned by it to permit the requesting party to satisfy reporting and contractual obligations which may be required of it. Except as otherwise provided herein, the restrictive covenants contained in Article 7 shall survive the expiration or earlier termination of this Agreement. MidSouth shall give the Practice credit toward the Repurchase Price for the fair market value of any of MidSouth's Common Stock or the stock of any successor (whose stock is exchanged for MidSouth Common Stock) tendered to MidSouth in exchange for such assets. As used in this Section 10.6, the term "fair market value" with respect to a single share of MidSouth Common Stock shall mean; (i) in the event this Agreement is terminated for any reason prior to an initial public offering of MidSouth's Common Stock or MidSouth's merger into a publicly traded company, five dollars ($5.00) per share (as adjusted by any conversion ratio applicable in a merger of MidSouth into a non-public company); (ii) in the event MidSouth terminates this Agreement pursuant to the terms of Section 10.4 subsequent to an initial public offering of MidSouth's Common Stock or MidSouth's merger into a publicly traded company, five dollars per share ($5.00) (as adjusted by any conversion ratio applicable in a merger of MidSouth into a non-public company); or (iii) in the event the Practice terminates this Agreement pursuant to the terms of Section
10.3 or the Term of this Agreement expires subsequent to an initial public offering of MidSouth's Common Stock or MidSouth's merger into a publicly traded company, the closing "asking price" for a single share of MidSouth's Common Stock as of the date on which the repurchase is consummated, as reported on a securities exchange or quoted on a national quotation system upon which the MidSouth Common Stock is traded or quoted.

                ARTICLE 11. INTELLECTUAL PROPERTY AND RECORDS.
                            ----------------------------------

     SECTION 11.1. PROPRIETARY INFORMATION.  The Practice acknowledges that
                   ------------------------
MidSouth possess significant proprietary and confidential know-how, technology and business information, including but not limited to, utilization protocols, practice guidelines and proprietary management software and data ("Proprietary Information"), which MidSouth has developed and will continue to develop on its own, in its relationship with vendors, practitioner groups, integrated delivery systems and other providers. The Practice and MidSouth acknowledge that one of their mutual objectives is the development of Proprietary Information to be used in connection with MidSouth's operations or which MidSouth intends to use or license in its relationship with third parties, including other medical groups, integrated delivery systems and other providers. In addition, the Practice acknowledges that as of the Closing Date, by virtue of execution and delivery of the Merger Agreement, MidSouth will have acquired all of the Practice's existing Proprietary Information, excluding patient medical records. Therefore, the parties agree that MidSouth shall own all new Proprietary Information, as well as existing Proprietary Information, excluding patient medical records, regardless of whether the new Proprietary Information is developed by one or more physicians in the Practice or Affiliates. The Practice agrees to execute and deliver such documentation as may be requested by MidSouth from time to time to evidence such ownership. During the term of this Agreement, MidSouth shall license and provide access to all existing Proprietary Information to the Practice.

     SECTION 11.2. OWNERSHIP OF MIDSOUTH'S BUSINESS RECORDS AND SYSTEMS. All
                   ----------------------------------------------------
business records, information, software and systems of MidSouth relating to the provision of its services under this Agreement shall remain the property of MidSouth and may be removed by MidSouth upon any termination of this Agreement; provided, however, that the Practice shall be entitled, upon reasonable written request, to access such records and make copies or extracts thereof to the extent necessary to prosecute or defend against any tax or other liabilities imposed on the Practice by any Governmental Authority or other party.

     SECTION 11.3. MAINTENANCE AND ACCESS OF RECORDS. Except as otherwise
                   ----------------------------------
provided in this Agreement, the parties shall safeguard all records maintained by them pursuant to this Agreement for a period of time specified by the Management Team from the date of the last activity recorded in such records. In particular, the parties agree, to the extent necessary to permit receipt of reimbursement for services by the Practice, to make available to the Secretary of the United States Department of Health and Human Services, the Comptroller General, the General Accounting Office, or their authorized representatives or analogous state officials, any books, documents and records in their possession relating to the nature and extent of the costs of services hereunder for a period of five (5) years after the provision of such services. Each party further agrees that, if it contracts with any third party to provide services that are valued in excess of $10,000, it shall require the contracting party to comply with the requirements of the previous sentence. During the term of this Agreement, and thereafter, the Practice or its designee shall have reasonable access during normal business hours to the Practice's and MidSouth's financial and accounting, including, but not limited to, records of collections, expenses and disbursements as kept by MidSouth in performing MidSouth's obligations under this Agreement, and the Practice may copy any or all records at its expense. Nothing in this Section 11.3 constitutes the waiver of any attorney-client privilege, and neither party shall be required hereunder to give the other party documents if, as a result, an existing attorney-client privilege would be waived.

     SECTION 11.4. PATIENT RECORDS. Upon termination of this Agreement, the
                   -----------------
Practice shall retain all patient medical records maintained by the Practice or MidSouth in the name of the Practice.

     SECTION 11.5. ACCESS TO RECORDS. During the term of this Agreement, and
                   -------------------
thereafter, the Practice or its designee shall have reasonable access during normal business hours to the Practice's and MidSouth's financial records, including, but not limited to, records of collections, expenses and disbursements as kept by MidSouth in performing MidSouth's obligations under this Agreement, and the Practice may copy any or all records at its expense.

        ARTICLE 12. REPRESENTATIONS AND WARRANTIES OF THE PRACTICE AND
                    --------------------------------------------------
                            PHYSICIAN SHAREHOLDER.
                            ----------------------

     The Practice and the Physician Shareholder jointly and severally represent, warrant, covenant and agree with MidSouth regarding subsection 12.1, 12.2, 12.4,
12.5 and 12.7 and Practice agrees with MidSouth regarding all other subsections contained in Article 12 that:

     SECTION 12.1. VALIDITY. The Practice is a professional corporation and is
                   --------
duly qualified to do business as a foreign professional corporation where such qualification is necessary or required. The Practice has the full power and authority to own the Practice property, to carry on the Practice business as presently being conducted, to enter into this Agreement, and to consummate the transactions contemplated hereby. Each Physician Shareholder is an adult citizen and resident of the State of Tennessee. Each Physician Shareholder has the full power and authority to own his or her property, carry on his or her business as presently conducted, to enter into this Agreement, and to consummate the transactions contemplated hereby.

     SECTION 12.2. LITIGATION. Except as disclosed pursuant to the Merger
                   ----------
Agreement, there is no suit, action, proceeding at Applicable Law or in equity, arbitration, administrative proceeding or other proceeding pending, or threatened against, or affecting the Practice or any Physician Employee, or to the best of the Practice's and each Physician Shareholder's knowledge, any provider or other health care professional associated with or employed by the Practice as pertains to any claim involving the provision of health care related services, and there is no basis for any of the foregoing.

     SECTION 12.3. PERMITS. The Practice and all health care professionals
                   -------
associated with or employed by the Practice have all permits and licenses and other Necessary Authorizations required by all Applicable Law, except where failure to secure such licenses, permits and other Necessary Authorizations does not have a Material Adverse Effect; have made all regulatory filings necessary for the conduct of Practice's business; and are not in violation of any of said permitting or licensing requirements.

     SECTION 12.4. AUTHORITY. The execution of this Agreement and the
                   ---------
consummation of the transactions contemplated hereby have been duly authorized by all necessary action, and this Agreement is a valid and binding Agreement of the Practice and each Physician Shareholder; enforceable in accordance with its terms. The Practice and each Physician Shareholder have obtained all third-party consents necessary to enter into and consummate the transaction contemplated by this Agreement. Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, nor compliance by the Practice or any Physician Shareholder with any of the provisions hereof, will:

     (a) violate or conflict with, or result in a breach of any provision of, or constitute a Default (or any event which, with notice or lapse of time or both, would constitute a Default) under any license, agreement or other instrument or obligation to which either the Practice or any Physician Shareholder is a party;

     (b) violate any order, writ, injunction, decree, statute, rule or regulation applicable to either the Practice or any Physician Shareholder.

     SECTION 12.5. COMPLIANCE WITH APPLICABLE LAW. To the best of the Practice's
                   ------------------------------
and each Physician Shareholder's knowledge and belief, the Practice and each Physician Employee has operated in compliance with all Applicable Law and neither the Practice nor any provider associated with or employed by the Practice has received payment or any remuneration whatsoever to induce or encourage the referral of patients or the purchase of goods and/or services as prohibited under 42 U.S.C. (S)1320a-7b(b) or 42 U.S.C.(S) 1395nn, or otherwise perpetrated any Medicare or Medicaid fraud or abuse, nor has any fraud or abuse been alleged within the last five (5) years by any Governmental Authority, a carrier or a third party payor.

     SECTION 12.6. HEALTH CARE COMPLIANCE. The Practice is presently
                   ----------------------
participating in or otherwise authorized to receive reimbursement from or is a party to Medicare, Medicaid, and other Third Party Payor Programs. All necessary certifications and contracts required for participation in such programs are in full force and effect and have not been amended or otherwise modified, rescinded, revoked or assigned as of the date hereof, and no condition exists or to the knowledge of the Practice no event has occurred which in itself or with the giving of notice or the lapse of time or both would result in the suspension, revocation, impairment, forfeiture or non-renewal of any Third Party Payor Program. The Practice is in full compliance with the Material requirements of all the Third Party Payor Programs applicable thereto.

     SECTION 12.7. FRAUD AND ABUSE. The Practice, the Practice Employees and
                   ---------------
other persons and entities providing professional services for the Practice have not, to the knowledge of the Practice and each Physician Shareholder, after due inquiry, engaged in any activities which are prohibited by or are in violation of the rules, regulations, policies, Contracts or Applicable Law pertaining to any Third Party Payor Program, or which are prohibited by rules of professional conduct ("Governmental Rules and Regulations"), including but not limited to the following: (a) knowingly and willfully making or causing to be made a false statement or representation of a Material fact in any application for any benefit or payment; (b) knowingly and willfully making or causing to be made any false statement or representation of a Material fact for use in determining rights to any benefit or payment; (c) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on the Practice's own behalf or on behalf of another, with intent to fraudulently secure such benefit or payment; or (d) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering to pay or receive such remuneration (i) in return for referring an individual to a person for the furnishing of arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid, or (ii) in return for purchasing, leasing, or ordering or arranging for or recommending purchasing, leasing, or ordering of any good, facility, service or item for which payment may be made in whole or in part by Medicare or Medicaid.

     SECTION 12.8. PRACTICE COMPLIANCE. The Practice has all licenses necessary
                   -------------------
to operate the Practice in accordance with the requirements of any Applicable Law and has all Necessary Authorizations for the use and operation of the Practice, all of which are in full force and effect. There are no outstanding notices of deficiencies relating to the Practice issued by any Governmental Authority or third party payor requiring conformity or compliance with any Applicable Law or condition for participation of the Governmental Authority or third party payor, and after reasonable and independent inquiry and due diligence and investigation, the Practice has neither received notice nor has any knowledge or reason to believe that the Necessary Authorizations may be revoked or not renewed in the ordinary course.

     SECTION 12.9. RATES AND REIMBURSEMENT POLICIES. The jurisdiction in which
                   --------------------------------
the Practice is located does not currently impose any restrictions or limitations on rates which may be charged to private pay patients receiving services provided by the Practice. The Practice does not have any rate appeal currently pending before any Governmental Authority or any administrator of any Third

Party Payor Program. The Practice has no knowledge of any Applicable Law which has been enacted, promulgated or issued within the eighteen (18) months preceding the date of this Agreement or any legal requirement proposed or currently pending in the jurisdiction in which the Practice is located which could have a Material Adverse Effect on the Practice or may result in the imposition of additional Medicaid, Medicare, charity, free care, welfare, or other discounted or government assisted patients at the Practice or require the Practice to obtain any necessary authorization which the Practice does not currently possess.

     SECTION 12.10. ACCOUNTS RECEIVABLE. To the best of Practice's knowledge and
                    -------------------
information with respect to the Purchased Accounts Receivable, as of the date of purchase:

     12.10.1. All documents and agreements relating to the Purchased Accounts Receivable that have been delivered to MidSouth with respect to the Purchased Accounts Receivable are true and correct; the Practice has billed the applicable Account Debtor and the Practice has delivered or caused to be delivered to the Account Debtor all requested supporting claim documents and, if any error has been made, the Practice will promptly correct the same and, if necessary, rebill or, if requested by MidSouth, cooperate with MidSouth to rebill the Purchased Accounts Receivable.

     12.10.2. The Purchased Accounts Receivable are exclusively owned by the Practice and there is no security interest or lien in favor or any third party, or the recording or filing against the Practice, as debtor, covering or purporting to cover any interest of any kind in any Purchased Accounts Receivable, except as has been released by each party holding the adverse interest in the Purchased Accounts Receivable. Upon payment of the Purchase Price with respect to the Purchased Accounts Receivable and with respect to Governmental Receivables, to the extent permissible by Applicable Law, all right, title and interest of the Practice with respect thereto shall be vested in MidSouth, free and clear of any lien, security interest, claim or encumbrance of any kind, and the Practice agrees to defend the same against the claims of all persons.

     12.10.3. The Purchased Accounts Receivable (i) are payable, in an amount not less than their face amount, as adjusted pursuant to the provisions of
Article 6, by the Account Debtor identified by the Practice as being obligated to do so, (ii) are based on an actual and bona fide retention of services or sale of goods to the patient by the Practice in the ordinary course of business,
(iii) are denominated and payable only in legal currency of the United States, and (iv) are accounts or general intangibles within the meaning of the UCC of the state in which the Practice has its principal place of business, or are rights to payment under a policy of insurance or proceeds thereof, and are not evidenced by any instrument or chattel paper. There are no payors other than the Account Debtor identified by the Practice as the payor primarily liable on any Purchased Accounts Receivable.

     12.10.4. The Purchased Accounts Receivable are not (i) subject to any action, suit, proceeding or dispute (pending or threatened), set-off, counterclaim, defense, abatement, suspension, deferment, deductible, reduction or termination by the Account Debtors other than routine adjustments and disallowances made in the ordinary course of business, (ii) past or within sixty
(60) days of, the statutory limit for collection applicable to the Account Debtor, (iii) subject to an invoice which provides for payment more than forty-five (45) days from the date of such invoice, (iv) an account which arises out of a sale or other transaction by and between the Practice or an affiliate of Practice, (v) an account in which the Account Debtor has commenced a voluntary case, or an involuntary proceeding has been instituted, under the federal bankruptcy Applicable Law, as now constituted or hereafter amended, or made an assignment for the benefit or creditors, or an account in which a decree or order for relief has been entered by a court having jurisdiction in the premises in respect to the Account Debtor, (vi) an account in which the goods giving rise to the Purchased Accounts Receivable have not been shipped and delivered to and accepted by the Account Debtor or the services giving rise to the Purchased Accounts Receivable have not been performed by the Practice and accepted by the Account Debtor or the Purchased Accounts Receivables otherwise do not represent a final sale, (vii) is evidenced by an instrument or chattel paper unless such instrument or chattel paper is delivered to MidSouth with all appropriate endorsements in favor of MidSouth, or (viii) other than a complete bona fide transaction which requires no further act under any circumstances on the part of Practice to make the Purchased Accounts Receivable payable by the Account Debtor.

     12.10.5. The Practice does not have any guaranty of, letter of credit providing credit support for, or collateral security for, the Purchased Accounts Receivable, other than any such guaranty, letter of credit or collateral security as has been assigned to MidSouth, and any such guaranty, letter of credit or collateral security is not subject to any lien in favor of any other person.

     12.10.6. The goods or services provided and reflected by the Purchased Accounts Receivable were medically necessary for the patient in the opinion of the Practice and the patient received such goods or services.

     12.10.7. The face amount of the Purchased Accounts Receivable for the services constituting the basis for the Purchased Accounts Receivable are consistent with the usual, customary and reasonable fees charged by other similar medical service providers in the Practice's community for the same or similar service.

     12.10.8. Each Account Debtor with respect to the Purchased Accounts Receivable purchased by MidSouth (i) is not currently the subject of any bankruptcy, insolvency or receivership proceeding, nor is it generally unable to make payments on its obligations when due, (ii) is located in the United States, and (iii) is one of the following: (w) the individual, or party legally responsible for the individual, who received the health care services; (x) a party which in the ordinary course of its business or activities agrees to pay for healthcare services received by individuals, including, without limitation, Medicare, Medicaid, governmental bodies, commercial insurance companies and non-profit insurance companies (such as Blue Cross and Blue Shield entities) issuing health, personal injury, workers compensation or other types of insurance; (y) employers or unions which self-insure for employee or member health insurance, prepaid healthcare organizations, preferred provider organizations, health maintenance organizations or any other similar person, or (z) a third party payor of the type described in the definition of Governmental Receivables.

     12.10.9. The proceeds of the sale of the Purchased Accounts Receivable purchased by MidSouth pursuant to Article 6 will be used for the business and commercial purposes of the

Practice. The sale of the Purchased Accounts Receivable hereunder is made in good faith and without actual intent to hinder, delay or defraud present or future creditors of the Practice.

     12.10.10. Except with respect to Governmental Receivables, the insurance policy, Contract or other instrument obligating an Account Debtor to make payment with respect to the Purchased Accounts Receivable (i) does not contain any provision prohibiting the transfer of such payment obligation from the patient to the Practice, or from the Practice to MidSouth, (ii) has been duly authorized by the Practice and to the knowledge of the Practice has been duly authorized by the Account Debtor and, together, with the Purchased Accounts Receivable, constitutes the legal, valid and binding obligation of the Account Debtor in accordance with its terms, (iii) together with the applicable Purchased Accounts Receivable, does not contravene in any Material respect any requirement of Applicable Law applicable thereto, and (iv) was in full force and effect and applicable to the patient at the time the services constituting the basis for the Purchased Account Receivable were performed.

     The Purchased Accounts Receivable are purchased without recourse, except for the representations, warranties and covenants made by the Practice and the Physician Shareholder with respect thereto. None of the foregoing representations and warranties with respect to the Purchased Accounts Receivable shall be deemed to constitute a guaranty by the Practice that the Purchased Accounts Receivable will be collected by MidSouth. The Practice shall not be responsible for any damages for any breach of a representation or warranty under this Section 12 until MidSouth has suffered a loss on the purchase of Purchased Accounts Receivable. Damages for such breach shall be limited to the amount of MidSouth's loss on the purchase of the Purchased Accounts Receivable.

     SECTION 12.11. FULL DISCLOSURE. When considered in the context of all
                    ----------------
information contained herein, to the knowledge of the Practice no representation or warranty made by the Practice in this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

     SECTION 12.12. EXHIBITS AND SCHEDULES. All the facts recited in Exhibits
                    ------------------------
and Schedules annexed hereto shall be deemed to be representations of fact by the Practice as though recited in this Article 12.

            ARTICLE 13. REPRESENTATIONS AND WARRANTIES OF MIDSOUTH.
                        -------------------------------------------

     SECTION 13.1. ORGANIZATION. MidSouth is a corporation duly organized,
                   -------------
validly existing and in good standing under the Applicable Law of the State of Tennessee. MidSouth has the full power to own its property, to carry on its business as presently conducted, to enter into this Agreement and to consummate the transactions contemplated hereby.

     SECTION 13.2. AUTHORITY. MidSouth has taken all necessary action to
                   ----------
authorize the execution, delivery and performance of this Agreement, as well as the consummation of the transactions contemplated hereby. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provisions of the charter or bylaws of MidSouth or any indenture, mortgage, deed of trust, lien, lease, agreement, arrangement, Contract, instrument, license, order, judgment or decree or result in the acceleration of any obligation thereunder to which MidSouth is a party or by which it is bound.

     SECTION 13.3. ABSENCE OF LITIGATION. No action or proceeding by or before
                   ---------------------
any court or other Governmental Authority has been instituted or is, to the best of MidSouth's knowledge, threatened with respect to the transactions contemplated by this Agreement.

     SECTION 13.4. TRANSACTIONS WITH AFFILIATES. MidSouth shall not enter into
                   ----------------------------
any transaction or series of transactions, whether or not related to or in the ordinary course of business, with any Affiliate of the Practice or MidSouth, other than on terms and conditions substantially as favorable to MidSouth as would be obtainable by MidSouth at the time in a comparable arm's-length transaction with a person not an Affiliate.

       ARTICLE 14. COVENANTS OF THE PRACTICE AND PHYSICIAN SHAREHOLDER.
                   ---------------------------------------------------

     SECTION 14.1. MERGER, CONSOLIDATION AND OTHER AMENDMENTS. The Practice
                   ------------------------------------------
shall not incorporate, merge or consolidate with any other entity or individual or liquidate or dissolve or wind-up the Practice's affairs or enter into any partnership, joint ventures or sale-leaseback transactions or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) of any other person or entity.

     SECTION 14.2. NECESSARY AUTHORIZATIONS/ASSIGNMENT OF LICENSES AND PERMITS.
                   -----------------------------------------------------------
The Practice and each Physician Employee, and each Physician Extender Employee shall maintain all licenses, permits, certifications, or other Necessary Authorizations and shall not assign or transfer any interest in any license, permit, certificate or other Necessary Authorization granted to it by any Governmental Authority, nor shall the Practice or any Physician Employee assign, transfer, or remove or permit any other individual or entity to assign, transfer or remove any records of the Practice or any Physician Employee, including without limitation, patient records, medical and clinical records (except for removal of such patient records required under any Applicable Law).

     SECTION 14.3. TRANSACTION WITH AFFILIATES. Neither the Practice nor any
                   ---------------------------
Physician Shareholder shall enter into any transaction or series of transactions, whether or not related or in the ordinary course of business, with any Affiliate of the Practice or MidSouth, other than on terms and conditions substantially as favorable to the Practice or the Physician Shareholder, as would be obtainable by the Practice or the Physician Shareholder at the time in a comparable arms-length transaction with a person not an Affiliate.

     SECTION 14.4. COMPLIANCE WITH ALL APPLICABLE LAW. The Practice and each
                   ----------------------------------
Physician Shareholder shall use their best efforts to comply with all Applicable

Law and regulations relating to the Practice's practice and the operation of any facility, including, but not limited to, all Applicable Law relating to the acquisition or operation of a health care practice. Furthermore, neither the Practice nor any Physician Shareholder shall intentionally violate any Applicable Law.

     SECTION 14.5. THIRD PARTY PAYOR PROGRAMS. The Practice shall maintain its
                   --------------------------
compliance with the requirements of all Third Party Payor Programs in which Practice will be participating or authorized to participate.

     SECTION 14.6. CHANGE IN BUSINESS OR CREDIT AND COLLECTION POLICY. The
                   --------------------------------------------------
Practice shall not make any change in the character of Practice business or in the credit and collection policy, which change would, in either case, impair the collectability of any Purchased Accounts Receivable or any Accounts Receivable received by MidSouth pursuant to the Merger or otherwise modify, amend or extend the terms of any such account other than in the ordinary course of business.

     SECTION 14.7. TREATMENT OF ACCOUNTS RECEIVABLE. The Practice will (i) treat
                   --------------------------------
transfers to MidSouth of Purchased Accounts Receivable hereunder as a sale for all purposes, including tax and accounting (and shall accurately reflect such sale in its financial statements), and will advise all persons who inquire about the ownership of the Purchased Accounts Receivable that they have been sold to MidSouth; (ii) not treat any Purchased Accounts Receivable as an asset on the Practice's books and records; (iii) record in the Practice's books, records and computer files pertaining thereto that the Purchased Accounts Receivable have been sold to MidSouth; (iv) pay all taxes, if any; relating to the transfer of the Purchased Accounts Receivable after the same have been purchased by MidSouth; (v) not impede or interfere with MidSouth's collection of the Purchased Accounts Receivable; (vii) not amend, waive or otherwise permit or agree to any deviation from the terms or conditions of the Purchased Accounts Receivable; (viii) use all reasonable efforts to obtain all consents from patients which are required by Applicable Law in order for MidSouth, or any servicing entity retained by MidSouth, to secure information needed to obtain or to expedite payment from the respective Account Debtors; and (ix) have billed the Purchased Accounts Receivable on the same basis and using the same policies and practices that it has used in the past unless MidSouth has been advised in writing of a change prior to the purchase of the Purchased Accounts Receivable. MidSouth or its designated representatives from time to time may verify the Purchased Accounts Receivable, inspect, check, take copies or extracts from the Practice's books, records and files, and the Practice will make the same available to MidSouth or such representatives at any reasonable time for such purposes.

     SECTION 14.8. SECURITY INTEREST. If, contrary to the mutual intent of the
                   -----------------
Practice and MidSouth, any purchase of Purchased Accounts Receivable is not characterized as a sale, the Practice shall, effective as of the date hereof, be deemed to have granted and the Practice does hereby grant to MidSouth a first priority security interest in and to any and all of the Purchased Accounts Receivable and the proceeds thereafter secure the repayment of all amounts advanced to the Practice hereunder with accrued interest thereon, and this Agreement shall be deemed to be a security agreement. With respect to such grant of a security interest, MidSouth may at its option exercise from time to time any and all rights and remedies available to it under the UCC or otherwise. The Practice agrees that five (5) days shall be reasonable prior notice of the date of any public or private sale or other disposition of all or part of the Purchased Accounts Receivable. The Practice represents and warrants that the location of the Practice's principal place of business, and all locations where the Practice maintains records with respect to its accounts are set forth under its name in Section 15.12 hereof. The Practice agrees to notify MidSouth in writing thirty (30) days prior to any change in any such location. The exact name of the Practice is as set forth at the beginning of this Agreement, and except as set forth on the signature page hereof, the Practice has not changed its name in the last five (5) years, and during such period the Practice did not use, nor does the Practice now use, any fictitious or trade name. The Practice shall notify MidSouth in writing thirty (30) days prior to any change in any such name. The Practice may change its name to "Bryant Family Practice Clinic, P. A."

                          ARTICLE 15. MISCELLANEOUS.
                                      -------------

     SECTION 15.1. ASSIGNMENT. MidSouth shall have the right to assign without
                   ----------
the consent of the Practice all of its rights hereunder to any person, firm or corporation (i) under common control with MidSouth, (ii) to any lending institution, for security purposes or as collateral, from which MidSouth obtains financing, or (iii) that is an affiliate of MidSouth, including, but not limited to, a parent, subsidiary, or brother-sister corporation, and MidSouth shall have the right to assign with the consent of the Practice (which shall not be unreasonably withheld) all rights hereunder to any firm, person or corporation that merges, reorganizes, or otherwise consolidates with MidSouth and further agrees that upon receipt of notice from such assignee, the Practice shall pay to the assignee or cause to be paid to the assignee all amounts due and payable to MidSouth pursuant to this Agreement. Without limiting the foregoing, the Practice acknowledges that, as collateral for certain obligations, MidSouth has assigned all of its rights hereunder to a Lender as agent (the "Agent") for itself and other banks and institutional lenders from time to time (collectively the "Banks") and has granted the Agent for the benefit of the Banks a lien and security interest upon all real and personal property owned by MidSouth ("Pledged Assets"). As an inducement for the Banks to extend or continue the extension of credit to MidSouth, the Practice (i) acknowledges that the collateral assignment to the Agent covers all rights of MidSouth hereunder, including, but not limited to, rights arising from warranties and representations made by the Practice, rights to enforce covenants made by the Practice, and rights to receive all payments due MidSouth; (ii) agrees to regard the Agent as the owner of any and all of the assigned rights upon written notice to the Practice of this election from the Agent; (iii) agrees that neither the Agent nor any of the Banks has obligation for the performance of the duties of MidSouth hereunder, and shall not assume any such duty by the exercise of rights as a secured lender; (iv) agrees to give the Agent written notice of any Material Default hereunder on MidSouth's part at the address provided in writing to Practice by the Agent and to allow cure periods as provided in Section 10.3 thereafter for the cure of Default before the Practice terminates this Agreement; (v) agrees that the rights of the Practice under this Agreement, including, but not limited to, the right to the use of the Pledged Assets, are and shall be junior to any security interest that the Agent and the Banks, their successors or assigns may have in the Pledged Assets at any time; (vi) agrees that the benefits of the above undertakings in favor of the Agent and Banks shall further extend to all successors and assigns of the Agent and Banks, provided that any notices given by the Practice under this Section 15.1 shall be given to the Agent at the foregoing address unless the Practice has received written notice of a change thereof; and (vii) agrees that this Section 15.1 may not be modified, and no provision of this Section 15.1 may be waived, absent the written approval of the Agent and Banks. Further, if a majority of the shareholders of MidSouth entitled to vote on a sale of all of the assets or substantially all of the assets or common stock of MidSouth authorize the sale or transfer of all or substantially all of the assets or common stock of MidSouth to a third party (the "Acquiring Party"), this Agreement shall be deemed automatically assigned and transferred to the Acquiring Party without the necessity of obtaining the consent of the Practice. Except as set forth above, neither MidSouth nor the Practice shall have the right to assign their respective rights and obligations hereunder without the written consent of the other party.

     SECTION 15.2. THIS AGREEMENT. This Agreement sets forth the entire
                   --------------
agreement of the parties with respect to the subject matter hereof and it supersedes and discharges all prior agreements (written or oral) and negotiations and all contemporaneous oral agreements concerning the subject matter. There are no oral conditions precedent to the effectiveness of this Agreement.

     SECTION 15.3. NO PRACTICE OF MEDICINE. The parties acknowledge that
                   -----------------------
MidSouth is not authorized or qualified to engage in any activity which may be construed or deemed to constitute the practice of medicine. To the extent any act or service required of MidSouth in this Agreement should be construed or deemed by any Governmental Authority or court to constitute the practice of medicine, the performance of said act or service by MidSouth shall be deemed waived and unenforceable to the minimum extent required to comply with Applicable Law.

     SECTION 15.4. NON-WAIVER. Neither the failure of nor any delay by any party
                   ----------
to this Agreement to enforce any right hereunder or to demand compliance with its terms is a waiver of any right hereunder. No action or inaction taken pursuant to this Agreement on one or more occasions is a waiver of any right hereunder or constitutes a course of dealing that modifies this Agreement.

     SECTION 15.5. WAIVERS. No waiver of any right or remedy under this
                   -------
Agreement shall be binding on any party, unless it is in writing and is signed by the party to be charged. No waiver of any right or remedy under any term of this Agreement shall in any event be deemed to apply to any subsequent Default under the same of any other term contained herein.

     SECTION 15.6. AMENDMENTS. No amendment, modification or termination of this
                   ----------
Agreement shall be binding on any party hereto unless it is in writing and is signed by the party to be charged.

     SECTION 15.7. SEVERABILITY. The terms of this Agreement are severable and
                   ------------
the invalidity of all or any part of any term of this Agreement shall not render invalid the remainder of this Agreement or the remainder of the term. If any term of this Agreement is so broad as to be unenforceable, the term shall be interpreted to be only so broad as is enforceable.

     SECTION 15.8. SUCCESSORS. The terms of this Agreement shall be binding upon
                   ----------
and inure to the benefit of the parties, their respective successors, assigns, heirs and beneficiaries.

     SECTION 15.9. THIRD PARTIES. Nothing herein expressed or implied is
                   -------------
intended or shall be construed to give any person other than the parties hereto any rights or remedies under this Agreement.

     Section 15.10. SATURDAYS, SUNDAYS AND HOLIDAYS. Where this Agreement
                    -------------------------------
authorizes or requires a payment or performance on a Saturday, Sunday or public holiday, the payment or performance shall be deemed to be timely if made on the next succeeding business day.

     SECTION 15.11. JOINT PREPARATION. This Agreement shall be deemed to have
                    -----------------
been prepared jointly by the parties hereto. Any ambiguity herein shall not be interpreted against any party hereto and shall be interpreted as if each of the parties hereto had prepared this Agreement.

     SECTION 15.12. CAPTIONS. The captions and section numbers appearing in this
                    --------
Agreement are inserted only as a matter of convenience. They do not define, limit or describe the scope or intent of the provisions of this Agreement.

     SECTION 15.13. NOTICES. All notices required or permitted by this Agreement
                    -------
shall be in writing and shall be deemed to have been given (a) when received if given in person, (b) on the date of acknowledgment of receipt if sent by telex, facsimile or other wire transmission, (c) one business day after being sent by overnight delivery service, or (d) three (3) days after being deposited in the United States mail, certified or registered mail, postage prepaid, addressed as follows:

To MidSouth Practice Management, Inc.:  889 Ridge Lake Blvd., Suite 111
                                        Memphis, Tennessee 38120
                                        Attention: Dan Caldwell

With a copy to:                         Black Bobango & Morgan
                                        A Professional Corporation
                                        530 Oak Court Drive, Suite 345
                                        Memphis, Tennessee 38117
                                        Attention: John A. Bobango, Esq.

To Practice:                            5220 Park Avenue, #100
                                        Memphis, Tennessee 38119
                                        Attention: James W. Bryant, M.D.

With a copy to:                         The Bogatin Law Firm, P. C.
                                        860 Ridge Lake Boulevard, #360
                                        Memphis, Tennessee 38120
                                        Attention: Matthew P. Cavitch, Esq.

or to such other address as either party shall notify the other.

     SECTION 15.14. COUNTERPARTS. This Agreement may be executed in any number
                    ------------
of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing one or more counterparts.

     SECTION 15.15. FURTHER ASSURANCES. Each of the parties hereto agrees to
                    ------------------
execute any document or documents that may be requested from time to time by the other party to implement or complete the party's obligations pursuant to this Agreement.

     SECTION 15.16. ATTORNEYS' FEES. If legal action is commenced by either
                    ---------------
party to enforce or defend its rights under this Agreement, the prevailing party in the action shall be entitled to recover its costs and reasonable attorneys' fees in addition to any other relief granted.

     SECTION 15.17. TIME IS OF THE ESSENCE. Time is hereby expressly declared to
                    ----------------------
be of the essence in this Agreement.

     SECTION 15.18. CONFIDENTIALITY. Except for disclosure to its bankers,
                    ---------------
underwriters or lenders, or as necessary or desirable for conduct of business, including negotiations with other acquisition candidates, neither party hereto shall disseminate or release to any third party any information regarding any provision of this Agreement, or any financial information (past, present or future) regarding the other that was obtained by the other in the course of the negotiation of this Agreement or in the course of the performance of this Agreement, without the other party's written approval; provided, however, the foregoing shall not apply to information which (i) is generally available to the public other than as a result of a breach of confidentiality provisions; (ii) becomes available on a non-confidential basis from a source other than the other party or its affiliates or agents, which source was not itself bound by a confidentiality agreement, or (iii) which is required to be disclosed by Applicable Law, including securities Applicable Law or pursuant to court order.

     SECTION 15.19. CONTRACT MODIFICATIONS FOR PROSPECTIVE LEGAL EVENTS AND COST
                    ------------------------------------------------------------
REDUCTIONS. In the event Applicable Law, now existing or enacted or promulgated
----------
after the effective date of this Agreement, is interpreted by judicial decision, a regulatory agency, or the mutual agreement of legal counsel for both parties in a manner so as to indicate that the structure of this Agreement may be in violation of Applicable Law or regulations, the Practice and MidSouth shall amend this Agreement as necessary. To the maximum extent possible, any amendment shall preserve the underlying economic and financial arrangements between the Practice and MidSouth. In addition, the parties agree that in the event an opportunity is presented to reduce the tax costs of either party, the parties will present the matter to the Management Team, and the parties will cooperate with each other to reduce the costs to the other party, including considering and negotiating in good faith amendments to this Agreement.

     SECTION 15.20. REMEDIES CUMULATIVE. No remedy set forth in this Agreement
                    -------------------
or otherwise conferred upon or reserved to any party shall be considered exclusive of any other remedy available to any party, but the same shall be distinct, separate and cumulative and may be exercised from time to time as often as occasion may arise or as may be deemed expedient.

     SECTION 15.21. NO OBLIGATION TO THIRD PARTIES. None of the obligations and
                    ------------------------------
duties of MidSouth or the Practice under this Agreement shall in any way or in any manner be deemed to create any obligation of MidSouth or of the Practice to, or any rights in, any person or entity not a party to this Agreement, except as related to assignments pursuant to
Section 15.1.

     SECTION 15.22. COMPLIANCE WITH FEDERAL APPLICABLE LAW. Notwithstanding
                    --------------------------------------
anything herein to the contrary, any clinical laboratory or other service shall be operated in full compliance with Section 6204 of the Omnibus Budget Reconciliation Act of 1989, as amended.

     SECTION 15.23. PATIENT REFERRALS. The parties agree that the benefits to
                    -----------------
the Practice hereunder do not require, are not payment for, and are not in any way contingent upon the admission, referral or any other arrangement for the provision of any item or service offered by MidSouth to any of the Practice's patients in any facility or laboratory controlled, managed or operated by MidSouth.

     SECTION 15.24. INDEPENDENT CONTRACTORS. It is the intention of the parties
                    -----------------------
that each shall be independent contractors, and this Agreement shall not constitute the formation of a partnership, joint venture, an employment or master-servant relationship.

     SECTION 15.25. FORCE MAJEURE. Neither party shall be liable to the other
                    -------------
for failure to perform hereunder in the event of strikes, lock-outs, calamities, acts of God, unavailability of supplies or other events over which the party has no control for so long as the events continue, and for a reasonable period of time thereafter.

     SECTION 15.26. COMMUNICATIONS. The Practice and MidSouth agree that good
                    --------------
communication between the parties is essential to the successful performance of this Agreement, and each pledges to communicate fully and clearly with the other on matters relating to the successful operation of the Practice.

     SECTION 15.27. GOVERNING APPLICABLE LAW. The validity, interpretation and
                    ------------------------
performance of this Agreement shall be governed by and construed in accordance with the Applicable Law of the State of Tennessee. Each of the parties submits to the jurisdiction of any state or federal court sitting in Memphis, Tennessee, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect to the action or proceeding may be heard and determined in any such court. Each party agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto.

              [REMAINDER OF THE PAGE IS INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

                                MIDSOUTH PRACTICE MANAGEMENT, INC.
                                a Tennessee Corporation

                                By:  /s/ Daniel J. Caldwell
                                     -------------------------------
                                Name: DANIEL J. CALDWELL
                                      ------------------------------
                                Title: PRESIDENT
                                      ------------------------------

                                Address:
                                        ----------------------------

                                        ----------------------------

                                        ----------------------------

                                BRYANT MEDICAL SERVICES, P. C.
                                a Tennessee Professional Corporation

                                By: /s/ James W. Bryant

                                Name:
                                      ------------------------------
                                Title:
                                      ------------------------------

                                Address:
                                        ----------------------------

                                        ----------------------------

                               JOINDER AGREEMENT

The following Physician Shareholder hereby agrees to be bound to the Management Services Agreement by and between MidSouth Practice Management, Inc. and Bryant
Medical Services, P. C. dated as of                , 1997 solely for the
                                   ----------------
purposes of being bound by Articles I, Section 6.1, Section 6.3, Article 7, and
Section 10.5 of this Agreement.

                                        Physician Shareholder:

                                        /s/ James W. Bryant
                                        ------------------------------------
                                        James W. Bryant, M. D.

                                 SCHEDULE 8.1

                    MANAGEMENT TEAM POLICIES AND PROCEDURES

     8.1.1. Number, Tenure and Qualification. The Management Team shall consist
            --------------------------------
of four (4) members. MidSouth shall designate, in its sole discretion, two (2) members of the Management Team. The Practice shall designate, in the Practice's sole discretion, two (2) members of the Management Team. One of MidSouth's designees shall be the Management Team Chief Executive; provided, however, that MidSouth may replace the Management Team Chief Executive, in its sole discretion, as one of its Management Team designees if MidSouth institutes disciplinary measures against the Management Team Chief Executive arising out of his employment by MidSouth. The initial Management Team shall be chosen at the time of the closing of the Merger. Thereafter, the respective Management Team members shall be chosen at such time and in such manner as shall be determined by the respective party making the appointment.

     8.1.2. Duties and Responsibilities of the Management Team. The Management
            --------------------------------------------------
Team shall have the duties and responsibilities more particularly described in
Article 8 of this Agreement.

     8.1.3. Regular Meetings of the Management Team. Regular meetings of the
            ---------------------------------------
Management Team shall be held on the first Monday of each calendar quarter at such times and places as the Management Team by resolution may determine and specify, and if so determined no notice thereof need be given.

     8.1.4. Special Meetings. Special meetings of the Management Team may be
            ----------------
held at any time or place whenever called by written request of at least two (2) Management Team members, notice thereof being given to each Management Team member by the Management Team members calling the meeting, or they may be held at any time without formal notice provided all of the Management Team members are present or those not present shall at any time waive or have waived notice thereof.

     8.1.5. Notice. Notice of any special meeting shall be given at least ten
            ------
(10) days previously thereto by written notice delivered in accordance with the provisions of 15.13 of the Agreement.

     8.1.6. Meetings by any Form of Communication. The Management Team shall
            -------------------------------------
have the power to permit any and all Management Team members to participate in a regular or special meeting by, or conduct the meeting through the use of any means of communication which all Management Team members participating may simultaneously hear each other during the meeting. A Management Team member participating in a meeting by this means is deemed to be present in person at the meeting.

     8.1.7. Quorum. All of the members of the Management Team as constituted
            ------
from time to time shall constitute a quorum for the transaction of business, but a lesser number may adjourn any meeting and the meeting may be held as adjourned without further notice. When a quorum is present at any meeting, a majority of the members present thereat shall decide any question brought before such meeting, except as otherwise provided by this Agreement or by these policies and procedures.

The fact that a Management Team member has an interest in a matter to be voted on at the meeting shall not prevent his vote from being counted for purposes of a quorum.

     8.1.8. Vacancies. Any vacancy occurring in the Management Team shall be
            ---------
filled by the party which chose the vacated Management Team member(s).

     8.1.9. Removal. Any Management Team member may be removed without cause by
            -------
the party which chose the Management Team member.

     8.1.10. Committees. The majority of the Management Team may appoint an
             ----------
executive committee or such other committees as it may deem advisable, composed of one (1) or more Management Team members, and may delegate authority to such committees as is not inconsistent with this Agreement. The members of such committee shall serve at the pleasure of the Management Team.

     8.1.11. Presumption of Assent. A Management Team member who is present at a
             ---------------------
meeting of the Management Team at which action on any matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretaries of the MidSouth and the Practice immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Management Team who voted in favor of such action.

     8.1.12. Informal Action by Management Team Members. Any action required to
             ------------------------------------------
be taken at a meeting of the Management Team, or any other action which may be taken at a meeting of the Management Team, may be taken without a meeting if all Management Team members consent to taking such action without a meeting. If all Management Team members consent to taking such action without a meeting, the affirmative vote of a majority of the Management Team members is the act of the Management Team. The action must be evidenced by one or more written consents describing the action taken, signed by each Management Team member, indicating each signing Management Team member's vote or abstention on the action, and shall be included in the minutes or filed with the Management Team records reflecting the action taken.

                                SCHEDULE 1.1.46

                               PRACTICE EXPENSES

"Practice Expenses" shall include:

     (a) Salaries, benefits, (including contributions under any MidSouth employee benefits plan, severance benefits as set by the Management Team and other direct costs of all employees of the Practice (other than Physician Employees and Physician Extender Employees) and MidSouth working at the Practice Facilities.

     (b) Direct costs of all outside consultants, without mark-up, retained by MidSouth with the advance approval of the Management Team to provide services at or in connection with the Practice.

     (c) Obligations of MidSouth or the Practice under leases or subleases for the Practice Facilities and any personal property used by the Practice.

     (d) The expenses and charges incurred for the Practice Facilities, including without limitation, utilities, telephone charges, etc.

     (e) Personal property and intangible taxes assessed against MidSouth's assets utilized by the Practice from and after the date of the Agreement.

     (f) The costs of any goods purchased for resale by or on behalf of the Practice.

     (g) Interest expense on indebtedness incurred by MidSouth to (i) satisfy the obligations of the Practice if any, assumed under the Merger Agreement, (ii) establish any new ancillary services on behalf on the Practice; or (iii) purchase equipment on behalf of the Practice.

     (h)  Insurance expenses to the extent provided in Section 3.1(m) and
Article 9.

     (i) Other expenses incurred by MidSouth in carrying out its obligations under this Agreement or incurred by the Practice which are budgeted as Practice Expenses.

     (j) The depreciation as determined (as properly calculated for federal income tax purposes), for any equipment or depreciable property owned by MidSouth and used at the Practice Facilities by the Practice to be billed to the Practice on a monthly basis and paid to MidSouth at the same time MidSouth pays for the Practice's Accounts Receivable pursuant to Section 6.2; and

     (k) Any marketing or presentation expense of any kind, including slide production, travel, meals, entertainment or similar expenses incurred at the direction of the Management Team.

                                SCHEDULE 1.1.13

                               EXCLUDED EXPENSES

     "Excluded Expenses" shall be the sole obligation of the Practice and shall mean pursuant to GAAP applied on a consistent basis:

     (1) Salaries, advances or other distributions made to Physician Employees or Physician Extender Employees;

     (2) Expenses of Physician Employees and Physician Extender Employees to meet continuing education requirements, including related travel expenses; and

     (3) Any indemnification obligation of the Practice.

     (4) Any other items specifically designated as Excluded Expenses elsewhere in this Agreement including but not limited to the following items:

         (a) Accounting, legal and other professional fees attributed to the Practice or to Physician Employees; provided, however, legal and accounting expenses incurred in the ordinary course of Practice's business and approved by the Management Team will be the Practice Expenses.

         (b) Contribution expenses, cash or non-cash, which include, but are not limited to costs of sponsoring sports teams, political contributions, unapproved marketing expenses, and contributions to hospitals and staff.

         (c) Automobile expenses including payments, repairs and maintenance, mileage, depreciation, etc.

         (d) Except as provided in Schedule 1.1.46(k), entertainment expenses of any kind.

         (e) Benefits including health insurance, life insurance, (except to the extent allowed under subparagraph h of the definition of Practice Expenses, etc.) vacation time, sick time, paid leave of absence, contributions to and administration of physician retirement plans (pension, 401(k), IRA, others), etc. for Physician Shareholder, Physician Employees and Physician Extender Employees. Benefits shall not include malpractice insurance.

          (f) Employment tax expenses including Federal and State Unemployment taxes, FICA taxes, Medicare taxes, etc. for Physician Shareholder, Physician Employees and Physician Extender Employees.

          (g) Home office expenses including the acquisition costs, depreciation, repairs and maintenance, and ongoing operating expenses of: computers, software, copying machines, fax machines, telephones and telephone lines, cellular telephones, etc.; and the costs of having an office in one's home including allocated rent, utility and depreciation expenses.

          (h) Meal expenses.

          (i) Medical supplies and drugs either used or distributed by a Physician Employee without billing for such supplies and drugs at standard rates.

          (j) Except as provided in Schedule 1.1.46(k), presentation expenses of any kind including, professional services, slide production, travel, meals, entertainment, etc.

          (k) Personal postage expenses.

          (1) Personal laundry expenses.

          (m) Personal assistant expenses (including the time staff spends on personal errands for Physician Employees).

          (n) Uninsured damages or claims paid or expenses related thereto from any Applicable Lawsuit or claim against the Practice, or any Physician Shareholder, or Physician Employee, including but not limited to malpractice claims or litigation.

     (5) Any expenses or responsibilities of the Practice which are not expressly designated herein as Practice Expenses.

                                SCHEDULE 1.1.47

                              PRACTICE FACILITIES

5220 PARK AVENUE, #100
MEMPHIS, TENNESSEE 38119

                                SCHEDULE 1.1.33

                               MIDSOUTH EXPENSES

"MidSouth Expenses" shall mean:

     (a) Any corporate overhead charges of MidSouth and other items incurred by MidSouth that are not incurred specifically for the purpose of providing services to the Practice or are not directly attributable to the Practice, as reasonably determined by MidSouth, including, without limitation, salaries and benefits of the executive officers of MidSouth, except as otherwise provided in the definition of Practice Expenses;

     (b)  Any amortization of any intangible asset resulting from the Merger;

     (c) Any depreciation attributable to increases in the book value of tangible depreciable assets resulting from the Merger;

     (d) Any legal and/or accounting expenses incurred by MidSouth in connection with the merger; and

     (e) All taxes of MidSouth, including but not limited to, state and federal income taxes and franchise taxes, but excluding state and federal employee taxes related solely to MidSouth employees who provide services directly to the Practice at the Practice Facilities, property taxes on assets used by the Practice and other taxes specifically included in Practice Expenses.

                                 SCHEDULE 4.1

                          LIST OF PHYSICIAN EMPLOYEES


James W. Bryant, M.D.
William F. Craven, M.D.
Carrie Louise Dowling, M.D.
Janice B. Schweitzer, M.D.
Robert P. Oliver, M.D. (who provides services as an independent contractor)